Exhibit 10.5

CULLMAN SAVINGS BANK

PROFIT SHARING PLAN

Defined Contribution Plan 8.0

Restated January 1, 1997

TABLE OF CONTENTS

INTRODUCTION

ARTICLE I		FORMAT AND DEFINITIONS

Section 1.01	—	Format
Section 1.02	—	Definitions

ARTICLE II		PARTICIPATION

Section 2.01	—	Active Participant
Section 2.02	—	Inactive Participant
Section 2.03	—	Cessation of Participation

ARTICLE III		CONTRIBUTIONS

Section 3.01	—	Employer Contributions
Section 3.01A	—	Rollover Contributions
Section 3.02	—	Forfeitures
Section 3.03	—	Allocation
Section 3.04	—	Contribution Limitation

ARTICLE IV		INVESTMENT OF CONTRIBUTIONS

Section 4.01	—	Investment and Timing of Contributions

ARTICLE V		BENEFITS

Section 5.01	—	Retirement Benefits
Section 5.02	—	Death Benefits
Section 5.03	—	Vested Benefits
Section 5.04	—	When Benefits Start
Section 5.05	—	Withdrawal Benefits
Section 5.06	—	Distributions Under Qualified Domestic Relations Orders

ARTICLE VI		DISTRIBUTION OF BENEFITS

Section 6.01	—	Automatic Forms of Distribution
Section 6.02	—	Optional Forms of Distribution
Section 6.03	—	Election Procedures
Section 6.04	—	Notice Requirements
Section 6.05	—	Transitional Rules

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ARTICLE VII		DISTRIBUTION REQUIREMENTS

Section 7.01	—	Application
Section 7.02	—	Definitions
Section 7.03	—	Distribution Requirements
Section 7.04	—	Transitional Rule

ARTICLE VIII		TERMINATION OF THE PLAN

ARTICLE IX		ADMINISTRATION OF THE PLAN

Section 9.01	—	Administration
Section 9.02	—	Expenses
Section 9.03	—	Records
Section 9.04	—	Information Available
Section 9.05	—	Claim and Appeal Procedures
Section 9.06	—	Delegation of Authority
Section 9.07	—	Exercise of Discretionary Authority

ARTICLE X		GENERAL PROVISIONS

Section 10.01	—	Amendments
Section 10.02	—	Direct Rollovers
Section 10.03	—	Mergers and Direct Transfers
Section 10.04	—	Provisions Relating to the Insurer and Other Parties
Section 10.05	—	Employment Status
Section 10.06	—	Rights to Plan Assets
Section 10.07	—	Beneficiary
Section 10.08	—	Nonalienation of Benefits
Section 10.09	—	Construction
Section 10.10	—	Legal Actions
Section 10.11	—	Small Amounts
Section 10.12	—	Word Usage
Section 10.13	—	Change in Service Method
Section 10.14	—	Military Service

ARTICLE XI		TOP-HEAVY PLAN REQUIREMENTS

Section 11.01	—	Application
Section 11.02	—	Definitions
Section 11.03	—	Modification of Vesting Requirements
Section 11.04	—	Modification of Contributions
Section 11.05	—	Modification of Contribution Limitation

PLAN EXECUTION

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INTRODUCTION

The Primary Employer previously established a profit sharing plan on January 1, 1984.

The Primary Employer is of the opinion that the plan should be changed. It believes that the best means to accomplish these changes is to completely restate the plan’s terms, provisions and conditions. The restatement, effective January 1, 1997, is set forth in this document and is substituted in lieu of the prior document.

This restatement is made retroactively to reflect the law changes made through the Internal Revenue Service Restructuring and Reform Act of 1998. The provisions of this Plan apply as of the effective date of the restatement except as provided in the attached addendums which reflect the operation of the Plan between the effective date of the restatement and the date this restatement is adopted and identify those provisions which are not amended retroactively.

The restated plan continues to be for the exclusive benefit of employees of the Employer. All persons covered under the plan on December 31, 1996, shall continue to be covered under the restated plan with no loss of benefits.

It is intended that the plan, as restated, shall qualify as a profit sharing plan under the Internal Revenue Code of 1986, including any later amendments to the Code.

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ARTICLE I

FORMAT AND DEFINITIONS

SECTION 1.01–FORMAT.

Words and phrases defined in the DEFINITIONS SECTION of Article I shall have that defined meaning when used in this Plan, unless the context clearly indicates otherwise.

These words and phrases have an initial capital letter to aid in identifying them as defined terms.

SECTION 1.02–DEFINITIONS.

Account means, for a Participant, his share of the Plan Fund. Separate accounting records are kept for those parts of his Account that result from:

(a)	Employer Contributions

(b)	Rollover Contributions

If the Participant’s Vesting Percentage is less than 100% as to Employer Contributions, a separate accounting record will be kept for any part of his Account resulting from such Employer Contributions made before a prior Forfeiture Date.

A Participant’s Account shall be reduced by any distribution of his Vested Account and by any Forfeitures. A Participant’s Account shall participate in the earnings credited, expenses charged, and any appreciation or depreciation of the Investment Fund. His Account is subject to any minimum guarantees applicable under the Annuity Contract or other investment arrangement and to any expenses associated therewith.

Accrual Computation Period means a consecutive 12-month period ending on the last day of each Plan Year, including corresponding consecutive 12-month periods before January 1, 1984.

Active Participant means an Eligible Employee who is actively participating in the Plan according to the provisions in the ACTIVE PARTICIPANT SECTION of Article II.

Affiliated Service Group means any group of corporations, partnerships or other organizations of which the Employer is a part and which is affiliated within the meaning of Code Section 414(m) and regulations thereunder. Such a group includes at least two organizations one of which is either a service organization (that is, an organization the principal business of which is performing services), or an organization the principal business of which is performing management functions on a regular and continuing basis. Such service is of a type historically performed by employees. In the case of a management organization, the Affiliated Service Group shall include organizations related, within the meaning of Code Section 144(a)(3), to either the management organization or the organization for which it performs management functions. The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group.

RESTATEMENT JANUARY 1, 1997	6	ARTICLE I (4-44654)

Alternate Payee means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

Annual Compensation means, for a Plan Year, the Employee’s Compensation for the Compensation Year ending with or within the consecutive 12-month period ending on the last day of the Plan Year.

Annuity Contract means the annuity contract or contracts into which the Primary Employer enters with the Insurer for guaranteed benefits, for the investment of Contributions in separate accounts, and for the payment of benefits under this Plan. The term Annuity Contract as it is used in this Plan shall include the plural unless the context clearly indicates the singular is meant.

Annuity Starting Date means, for a Participant, the first day of the first period for which an amount is payable as an annuity or any other form.

Beneficiary means the person or persons named by a Participant to receive any benefits under the Plan when the Participant dies. See the BENEFICIARY SECTION of Article X.

Claimant means any person who makes a claim for benefits under this Plan. See the CLAIM AND APPEAL PROCEDURES SECTION of Article IX.

Code means the Internal Revenue Code of 1986, as amended.

Compensation means, except for purposes of the CONTRIBUTION LIMITATION SECTION of Article III and Article XI, the total earnings, except as modified in this definition, paid or made available to an Employee by the Employer during any specified period.

“Earnings” in this definition means wages within the meaning at Code Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Earnings must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). The amount reported in the “Wages, Tips and Other Compensation” box on Form W-2 satisfies this definition.

For any Self-employed Individual, Compensation means Earned Income.

Compensation shall also include elective contributions. For this purpose, elective contributions are amounts contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Employee under Code Section 125, 402(e)(3), 402(h)(1)(B), or 403(b). Elective contributions also include compensation deferred under a Code Section 457 plan maintained by the Employer and employee contributions “picked up” by a governmental entity and, pursuant to Code Section 414(h)(2), treated as Employer contributions. For years beginning after December 31, 1997, elective contributions shall also include amounts contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Employee under Code Section 132(f)(4).

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For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

If a determination period consists of fewer than 12 months, the annual limit is an amount equal to the otherwise applicable annual limit multiplied by a fraction. The numerator of the fraction is the number of months in the short determination period, and the denominator of the fraction is 12.

If Compensation for any prior determination period is taken into account in determining a Participant’s contributions or benefits for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that determination period. For this purpose, in determining contributions or benefits in Plan Years beginning on or after January 1, 1994, the annual compensation limit in effect for determination periods beginning before that date is $150,000.

Compensation means, for a Leased Employee, Compensation for the services the Leased Employee performs for the Employer, determined in the same manner as the Compensation of Employees who are not Leased Employees, regardless of whether such Compensation is received directly from the Employer or from the leasing organization.

Compensation Year means the consecutive 12-month period ending on the last day of each Plan Year, including corresponding periods before January 1, 1984.

Contingent Annuitant means an individual named by the Participant to receive a lifetime benefit after the Participant’s death in accordance with a survivorship life annuity.

Contributions means Employer Contributions as set out in Article III.

Employer Contributions

Rollover Contributions

as set out in Article III, unless the context clearly indicates only specific contributions are meant.

Controlled Group means any group of corporations, trades, or businesses of which the Employer is a part that are under common control. A Controlled Group includes any group of corporations, trades, or businesses whether or not incorporated, which is either a parent-subsidiary group, a brother-sister group, or a combined group within the meaning of Code Section 414(b), Code Section 414(c) and regulations thereunder and, for purposes of determining contribution limitations under the CONTRIBUTION LIMITATION SECTION of Article III, as modified by Code Section 415(h) and, for the purpose of identifying Leased Employees, as modified by Code Section 144(a)(3). The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group and any other employer required to be aggregated with the Employer under Code Section 414(o) and the regulations thereunder.

Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

RESTATEMENT JANUARY 1, 1997	8	ARTICLE I (4-44654)

Distributee means an Employee or former Employee. In addition, the Employee’s (or former Employee’s) surviving spouse and the Employee’s (or former Employee’s) spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

Early Retirement Age means a Participant’s age on the date he meets the following requirement(s):

(a)	He has attained age 55.

(b)	He has completed 10 years of Vesting Service.

Early Retirement Date means the first day of any month before a Participant’s Normal Retirement Date which the Participant selects for the start of his retirement benefits. This day may be on or after the date on which he ceases to be an Employee and reaches Early Retirement Age. If a Participant ceases to be an Employee before satisfying any age requirement for Early Retirement Age, but after satisfying any other requirements, the Participant shall be entitled to elect an early retirement benefit upon satisfying such age requirement.

Earned Income means, for a Self-employed Individual, net earnings from self-employment in the trade or business for which this Plan is established if such Self-employed individual’s personal services are a material income producing factor for that trade or business. Net earnings shall be determined without regard to items not included in gross income and the deductions properly allocable to or chargeable against such items. Net earnings shall be reduced for the employer contributions to the Employer’s qualified retirement plan(s) to the extent deductible under Code Section 404.

Net earning shall be determined with regard to the deduction allowed to the Employer by Code Section 164(f) for taxable years beginning after December 31, 1989.

Eligibility Break in Service means and Eligibility Computation Period in which an Employee is credited with 500 or fewer Hours-of-Service. An Employee incurs an Eligibility Break in Service on the last day of an Eligibility Computation Period in which he has an Eligibility Break in Service.

Eligibility Computation Period means a consecutive 12-month period. The first Eligibility Computation Period begins on an Employee’s Employment Commencement Date. Later Eligibility Computation Periods shall be consecutive 12-month periods ending on the last day of each Plan Year that begins after his Employment Commencement Date.

To determine an Eligibility Computation Period after an Eligibility Break in Service, the Plan shall use the consecutive 12-month period beginning on an Employee’s Reemployment Commencement Date as if his Reemployment Commencement Date were his Employment Commencement Date.

Eligibility Service means one year of service for each Eligibility Computation Period that has ended and in which an Employee is credited with at least 1,000 Hours-of-Service.

RESTATEMENT JANUARY 1, 1997	9	ARTICLE I (4-44654)

However, Eligibility Service is modified as follows:

Period of Military Duty included:

A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited. For purposes of crediting Hours-of-Service during the Period of Military Duty, an Hour-of-Service shall be credited (without regard to the 501 Hour-of-Service limitation) for each hour an Employee would normally have been scheduled to work for the Employer during such period.

Controlled Group service included:

An Employee’s service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer.

Eligible Employee means any Employee of the Employer.

Eligible Retirement Plan means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a), that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (iv) any other distribution(s) that is reasonably expected to total less than $200 during a year.

Employee means an individual who is employed by the Employer or any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m), or (o). A Controlled Group member is required to be aggregated with the Employer.

The term Employee shall include any Self-employed Individual treated as an employee of any employer described in the preceding paragraph as provided in Code Section 401(c)(1). The term Employee shall also include any Leased Employee deemed to be an employee of any employer described in the preceding paragraph as provided in Code Section 414(n) or (o).

Employer means, except for purposes of the CONTRIBUTION LIMITATION SECTION of Article III, the Primary Employer. This will also include any successor corporation or firm of the Employer which shall, by written agreement, assume the obligations of this Plan or any Predecessor Employer which maintained this Plan.

RESTATEMENT JANUARY 1, 1997	10	ARTICLE I (4-44654)

Employer Contributions means contributions made by the Employer to fund this Plan as set out in Article III and in accordance with the provisions of the MODIFICATION OF CONTRIBUTIONS SECTION of Article XI, unless the context clearly indicates only one is meant.

Employment Commencement Date means the date an Employee first performs an Hour-of-Service.

Entry Date means the date an Employee first enters the Plan as an Active Participant. See the ACTIVE PARTICIPANT SECTION of Article II.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Fiscal Year means the Primary Employer’s taxable year. The last day of the Fiscal Year is December 31.

Forfeiture means the part, if any, of a Participant’s Account that is forfeited. See the FORFEITURES SECTION of Article III.

Forfeiture Date means, as to a Participant, the date the Participant incurs five consecutive Vesting Breaks in Service.

Hour-of-Service means the followings:

(a)	Each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer during the applicable computation period.

(b)	Each hour for which an Employee is paid, or entitled to payment, by the Employer because of a period of time in which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding provisions of this subparagraph (b), no credit will be given to the Employee:

(1)	for more than 501 Hours-of-Service under this subparagraph (b) because of any single continuous period in which the Employee performs no duties (whether or not such period occurs in a single computation period); or

(2)	for an Hour-of-Service for which the Employee is directly or indirectly paid, or entitled to payment, because of a period in which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s or workmen’s compensation, or unemployment compensation, or disability insurance laws; or

(3)	for an Hour-of-Service for a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

For purposes of this subparagraph (b), a payment shall be deemed to be made by, or due from the Employer, regardless of whether such payment is made by, or due from the Employer, directly or indirectly through, among others, a trust fund or insurer to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate.

RESTATEMENT JANUARY 1, 1997	11	ARTICLE I (4-44654)

(c)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours-of-Service shall not be credited both under subparagraph (a) or subparagraph (b) above (as the case may be) and under this subparagraph (c). Crediting of Hours-of-Service for back pay awarded or agreed to with respect to periods described in subparagraph (b) above will be subject to the limitations set forth in that subparagraph.

The crediting of Hours-of-Service above shall be applied under the rules of paragraphs (b) and (c) of the Department of Labor Regulation 2530.200b-2 (including any interpretations or opinions implementing such rules); which rules, by this reference, are specifically incorporated in full within this Plan. The reference to paragraph (b) applies to the special rule for determining hours of service for reasons other than the performance of duties such as payments calculated (or not calculated) on the basis of units of time and the rule against double credit. The reference to paragraph (c) applies to the crediting of hours of service to computation periods.

Hours-of-Service shall be credited for employment with any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m), or (o) and the regulations thereunder for purposes of eligibility and vesting. Hours-of-Service shall also be credited for any individual who is considered an employee for purposes of this Plan pursuant to Code Section 414(n) or (o) and the regulations thereunder.

Solely for purposes of determining whether a one-year break in service has occurred for eligibility or vesting purposes, during a Parental Absence an Employee shall be credited with the Hours-of-Service which otherwise would normally have been credited to the Employee but for such absence, or in any case in which such hours cannot be determined, eight Hours-of-Service per day of such absence. The Hours-of-Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period; or in all other cases, in the following computation period.

Inactive Participant means a former Active Participant who has an Account. See the INACTIVE PARTICIPANT SECTION of Article II.

Insurer means Principal Life Insurance Company and any other insurance company or companies named by the Trustee or Primary Employer.

Investment Fund means the total of Plan assets, excluding the guaranteed benefit policy portion of any Annuity Contract. All or a portion of these assets may be held under the Trust Agreement.

The Investment Fund shall be valued at current fair market value as of the Valuation Date. The valuation shall take into consideration investment earnings credited, expenses charged, payments made, and changes in the values of the assets held in the Investment Fund.

The Investment Fund shall be allocated at all times to Participants, except as otherwise expressly provided in the Plan. The Account of a Participant shall be credited with its share of the gains and losses of the Investment Fund. That part of a Participant’s Account invested in a funding arrangement which establishes one or more accounts or investment vehicles for such Participant thereunder shall be credited with the gain or loss from such accounts or investment vehicles. The part of a Participant’s Account which is invested in other funding arrangements shall be credited with a proportionate share of the gain or loss of such investments. The share shall be determined by

RESTATEMENT JANUARY 1, 1997	12	ARTICLE I (4-44654)

multiplying the gain or loss of the investment by the ratio of the part of the Participant’s Account invested in such funding arrangement to the total of the Investment Fund invested in such funding arrangement.

Investment Manager means any fiduciary (other than a trustee or Named Fiduciary)

(a)	who has the power to manage, acquire, or dispose of any assets of the Plan;

(b)	who (i) is registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is not registered as an investment adviser under such Act by reason of paragraph (1) of section 203A(a) of such Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor, (iii) is a bank, as defined in that Act; or (iv) is an insurance company qualified to perform services described in subparagraph (a) above under the laws of more than one state; and

(c)	who has acknowledged in writing being a fiduciary with respect to the Plan.

Late Retirement Date means the first day of any month which is after a Participant’s Normal Retirement Date and on which retirement benefits begin. If a Participant continues to work for the Employer after his Normal Retirement Date, his Late Retirement Date shall be the earliest first day of the month on or after the date he ceases to be an Employee. An earlier or a later Retirement Date may apply if the Participant so elects. An earlier Retirement Date may apply if the Participant is age 70  1/ 2. See the WHEN BENEFITS START SECTION of Article V.

Leased Employee means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (“leasing organization”), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided by the leasing organization to a Leased Employee, which are attributable to service performed for the recipient employer, shall be treated as provided by the recipient employer.

A Leased Employee shall not be considered an employee of the recipient if:

(a)	such employee is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), but for years beginning before January 1, 1998, including amounts contributed pursuant to a salary reduction agreement which are excludible from the employee’s gross income under Code Sections 125, 402(e)(3), 402(h)(l)(B), or 403(b), (ii) immediate participation, and (iii) full and immediate vesting, and

(b)	Leased Employees do not constitute more than 20 percent of the recipient’s nonhighly compensated work force.

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Monthly Date means each Yearly Date and the same day of each following month during the Plan Year beginning on such Yearly Date.

Named Fiduciary means the person or persons who have authority to control and manage the operation and administration of the Plan.

The Named Fiduciary is the Employer.

Nonvested Account means the excess, if any, of a Participant’s Account over his Vested Account.

Normal Form means a single life annuity with installment refund.

Normal Retirement Age means the age at which the Participant’s normal retirement benefit becomes nonforfeitable if he is an Employee. A Participant’s Normal Retirement Age is the older of age 60 or his age on the date 5 years after the first day of the Plan Year in which his Entry Date occurred.

Normal Retirement Date means the earliest first day of the month on or after the date the Participant reaches his Normal Retirement Age. Unless otherwise provided in this Plan, a Participant’s retirement benefits shall begin on a Participant’s Normal Retirement Date if he has ceased to be an Employee on such date and has a Vested Account. However, retirement benefits shall not begin before the later of age 62 or his Normal Retirement Age, unless the qualified election procedures of the ELECTION PROCEDURES SECTION of Article VI are met. Even if the Participant is an Employee on his Normal Retirement Date, he may choose to have his retirement benefit begin on such date. An earlier Retirement Date may apply if the Participant is age 70  1/2. See the WHEN BENEFITS START SECTION of Article V.

Owner-employee means a Self-employed Individual who, in the case of a sole proprietorship, owns the entire interest in the unincorporated trade or business for which this Plan is established. If this Plan is established for a partnership, an Owner-employee means a Self-employed Individual who owns more than 10 percent of either the capital interest or profits interest in such partnership.

Parental Absence means an Employee’s absence from work:

(a)	by reason of pregnancy of the Employee,

(b)	by reason of birth of a child of the Employee,

(c)	by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee, or

(d)	for purposes of caring for such child for a period beginning immediately following such birth or placement.

Participant means either an Active Participant or an Inactive Participant.

Period of Military Duty means, for an Employee

(a)	who served as a member of the armed forces of the United States, and

RESTATEMENT JANUARY 1, 1997	14	ARTICLE I (4-44654)

(b)	who was reemployed by the Employer at a time when the Employee had a right to reemployment in accordance with seniority rights as protected under Chapter 43 of Title 38 of the U. S. Code.

the period of time from the date the Employee was first absent from active work for the Employer because of such military duty to the date the Employee was reemployed.

Plan means the profit sharing plan of the Employer set forth in this document, including any later amendments to it.

Plan Administrator means the person or persons who administer the Plan.

The Plan Administrator is the Employer.

Plan Fund means the total of the Investment Fund and the guaranteed benefit policy portion of any Annuity Contract. The Investment Fund shall be valued as stated in its definition. The guaranteed benefit policy portion of any Annuity Contract shall be determined in accordance with the terms of the Annuity Contract and, to the extent that such Annuity Contract allocates contract values to Participants, allocated to Participants in accordance with its terms. The total value of all amounts held under the Plan Fund shall equal the value of the aggregate Participants’ Accounts under the Plan.

Plan Year means a period beginning on a Yearly Date and ending on the day before the next Yearly Date.

Predecessor Employer means a firm of which the Employer was once a part (e.g., due to a spinoff or change of corporate status) or a firm absorbed by the Employer because of a merger or acquisition (stock or asset, including a division or an operation of such company).

Primary Employer means Cullman Savings Bank.

Qualified Joint and Survivor Annuity means, for a Participant who has a spouse, an immediate survivorship life annuity with installment refund, where the survivorship percentage is 50% and the Contingent Annuitant is the Participant’s spouse. A former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

The amount of benefit payable under the Qualified Joint and Survivor Annuity shall be the amount of benefit which may be provided by the Participant’s Vested Account.

Qualified Preretirement Survivor Annuity means a single life annuity with installment refund payable to the surviving spouse of a Participant who dies before his Annuity Starting Date. A former spouse will be treated as the surviving spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

Reemployment Commencement Date means the date an Employee first performs an Hour-of-Service following an Eligibility Break in Service.

Reentry Date means the date a former Active Participant reenters the Plan. See the ACTIVE PARTICIPANT SECTION of Article II.

RESTATEMENT JANUARY 1, 1997	15	ARTICLE I (4-44654)

Retirement Date means the date a retirement benefit will begin and is a Participant’s Early, Normal, or Late Retirement Date, as the case may be.

Rollover Contributions means the Rollover Contributions which are made by an Eligible Employee or an Inactive Participant according to the provisions of the ROLLOVER CONTRIBUTIONS SECTION of Article III.

Self-employed Individual means, with respect to any Fiscal Year, an individual who has Earned Income for the Fiscal Year (or who would have Earned Income but for the fact the trade or business for which this Plan is established did not have net profits for such Fiscal Year).

Semi-yearly Date means each Yearly Date and the sixth Monthly Date after each Yearly Date which is within the same Plan Year.

Totally and Permanently Disabled means that a Participant is disabled, as a result of sickness or injury, to the extent that he is prevented from engaging in any substantial gainful activity, and is eligible for and receives a disability benefit under Title II of the Federal Social Security Act.

Trust Agreement means an agreement of trust between the Primary Employer and Trustee established for the purpose of holding and distributing the Trust Fund under the provisions of the Plan. The Trust Agreement may provide for the investment of all or any portion of the Trust Fund in the Annuity Contract.

Trust Fund means the total funds held under the Trust Agreement.

Trustee means the party or parties named in the Trust Agreement. The term Trustee as it is used in this Plan is deemed to include the plural unless the context clearly indicates the singular is meant.

Valuation Date means the date on which the value of the assets of the Investment Fund is determined. The value of each Account which is maintained under this Plan shall be determined on the Valuation Date. In each Plan Year, the Valuation Date shall be the last day of the Plan Year. At the discretion of the Plan Administrator, Trustee, or Insurer (whichever applies), assets of the Investment Fund may be valued more frequently. These dates shall also be Valuation Dates.

Vested Account means the vested part of a Participant’s Account. The Participant’s Vested Account is equal to that part of his Account which results from Contributions which were 100% vested when made before his Vesting Percentage is 100% and is equal to his Account when his Vesting Percentage is 100%.

The Participant’s Vested Account is nonforfeitable.

Vesting Break in Service means a Vesting Computation Period in which an Employee is credited with 500 or fewer Hours-of-Service. An Employee incurs a Vesting Break in Service on the last day of a Vesting Computation Period in which he has a Vesting Break in Service.

Vesting Computation Period means a consecutive 12-month period ending on the last day of each Plan Year, including corresponding consecutive 12-month periods before January 1, 1984.

RESTATEMENT JANUARY 1, 1997	16	ARTICLE I (4-44654)

Vesting Percentage means the percentage used to determine the nonforfeitable portion of a Participant’s Account attributable to Employer Contributions.

A Participant’s Vesting Percentage is shown in the following schedule opposite the number of whole years of his Vesting Service.

VESTING SERVICE (whole years)	VESTING PERCENTAGE

Less than 5	0
5 or more	100

The Vesting Percentage for a Participant who is an Employee on or after the date he reaches Normal Retirement Age or Early Retirement Age shall be 100%. The Vesting Percentage for a Participant who is an Employee on the date he becomes Totally and Permanently Disabled or dies shall be 100%.

If the schedule used to determine a Participant’s Vesting Percentage is changed, the new schedule shall not apply to a Participant unless he is credited with an Hour-of-Service on or after the date of the change and the Participant’s nonforfeitable percentage on the day before the date of the change is not reduced under this Plan. The amendment provisions of the AMENDMENTS SECTION of Article X regarding changes in the computation of the Vesting Percentage shall apply.

Vesting Service means one year of service for each Vesting Computation Period in which an Employee is credited with at least 1,000 Hours-of-Service.

However, Vesting Service is modified as follows:

Period of Military Duty included:

A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited. For purposes of crediting Hours-of-Service during the Period of Military Duty, an Hour-of-Service shall be credited (without regard to the 501 Hour-of-Service limitation) for each hour an Employee would normally have been scheduled to work for the Employer during such period.

Controlled Group service included:

An Employee’s service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer.

Yearly Date means January 1, 1984, and the same day of each following year.

Years of Service means an Employee’s Vesting Service disregarding any modifications which exclude service.

RESTATEMENT JANUARY 1, 1997	17	ARTICLE I (4-44654)

ARTICLE II

PARTICIPATION

SECTION 2.01–ACTIVE PARTICIPANT.

(a)	An Employee shall first become an Active Participant (begin active participation in the Plan) on the earliest Semi-yearly Date on which he is an Eligible Employee and has met both of the eligibility requirements set forth below. This date is his Entry Date.

(1)	He has completed one year of Eligibility Service before his Entry Date.

(2)	He is age 19 or older.

Each Employee who was an Active Participant under the Plan on December 31, 1996, shall continue to be an Active Participant if he is still an Eligible Employee on January 1, 1997, and his Entry Date shall not change.

If a person has been an Eligible Employee who has met all of the eligibility requirements above, but is not an Eligible Employee on the date which would have been his Entry Date, he shall become an Active Participant on the date he again becomes an Eligible Employee. This date is his Entry Date.

In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, such Eligible Employee shall become an Active Participant immediately if such Eligible Employee has satisfied the eligibility requirements above and would have otherwise previously become an Active Participant had he met the definition of Eligible Employee. This date is his Entry Date.

(b)	An Inactive Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again performs an Hour-of-Service as an Eligible Employee. This date is his Reentry Date.

Upon again becoming an Active Participant, he shall cease to be an Inactive Participant.

(c)	A former Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again performs an Hour-of-Service as an Eligible Employee. This date is his Reentry Date.

There shall be no duplication of benefits for a Participant under this Plan because of more than one period as an Active Participant.

SECTION 2.02–INACTIVE PARTICIPANT.

An Active Participant shall become an Inactive Participant (stop accruing benefits under the Plan) on the earlier of the following:

(a)	the date the Participant ceases to be an Eligible Employee, or

RESTATEMENT JANUARY 1, 1997	18	ARTICLE II (4-44654)

(b)	the effective date of complete termination of the Plan under Article VIII.

An Employee or former Employee who was an Inactive Participant under the Plan on December 31, 1996, shall continue to be an Inactive Participant on January 1, 1997. Eligibility for any benefits payable to the Participant or on his behalf and the amount of the benefits shall be determined according to the provisions of the prior document, unless otherwise stated in this document.

SECTION 2.03—CESSATION OF PARTICIPATION.

A Participant shall cease to be a Participant on the date he is no longer an Eligible Employee and his Account is zero.

RESTATEMENT JANUARY 1, 1997	19	ARTICLE II (4-44654)

ARTICLE III

CONTRIBUTIONS

SECTION 3.01—EMPLOYER CONTRIBUTIONS.

Employer Contributions shall be made without regard to current or accumulated net income, earnings, or profits of the Employer. Notwithstanding the foregoing, the Plan shall continue to be designed to qualify as a profit sharing plan for purposes of Code Sections 401(a), 402, 412, and 417.

Employer Contributions may be made for each Plan Year in an amount determined by the Employer.

Employer Contributions are allocated according to the provisions of the ALLOCATION SECTION of this article.

A portion of the Plan assets resulting from Employer Contributions (but not more than the original amount of those Contributions) may be returned if the Employer Contributions are made because of a mistake of fact or are more than the amount deductible under Code Section 404 (excluding any amount which is not deductible because the Plan is disqualified). The amount involved must be returned to the Employer within one year after the date the Employer Contributions are made by mistake of fact or the date the deduction is disallowed, whichever applies. Except as provided under this paragraph and Article VIII, the assets of the Plan shall never be used for the benefit of the Employer and are held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying reasonable expenses of administering the Plan.

SECTION 3.01A—ROLLOVER CONTRIBUTIONS.

A Rollover Contribution may be made by an Eligible Employee or an Inactive Participant if the following conditions are met:

(a)	The Contribution is of amounts distributed from a plan that satisfies the requirements of Code Section 401(a) or from a “conduit” individual retirement account described in Code Section 408(d)(3)(A). In the case of an Inactive Participant, the Contribution must be of an amount distributed from another plan of the Employer, or a plan of a Controlled Group member, that satisfies the requirements of Code Section 401(a).

(b)	The Contribution is of amounts that the Code permits to be transferred to a plan that meets the requirements of Code Section 401(a).

(c)	The Contribution is made in the form of a direct rollover under Code Section 401(a)(31)) or is a rollover made under 402(c) or 408(d)(3)(A) within 60 days after the Eligible Employee or Inactive Participant receives the distribution.

(d)	The Eligible Employee or Inactive Participant furnishes evidence satisfactory to the Plan Administrator that the proposed rollover meets conditions (a), (b), and (c) above.

A Rollover Contribution shall be allowed in cash only and must be made according to procedures set up by the Plan Administrator.

RESTATEMENT JANUARY 1, 1997	20	ARTICLE III (4-44654)

If the Eligible Employee is not an Active Participant when the Rollover Contribution is made, he shall be deemed to be an Active Participant only for the purpose of investment and distribution of the Rollover Contribution. Employer Contributions shall not be made for or allocated to the Eligible Employee until the time he meets all of the requirements to become an Active Participant.

Rollover Contributions made by an Eligible Employee or an Inactive Participant shall be credited to his Account. The part of the Participant’s Account resulting from Rollover Contributions is fully (100%) vested and nonforfeitable at all times. A separate accounting record shall be maintained for that part of his Rollover Contributions consisting of voluntary contributions which were deducted from the Participant’s gross income for Federal income tax purposes.

SECTION 3.02—FORFEITURES.

The Nonvested Account of a Participant shall be forfeited as of the earlier of the following:

(a)	the date the Participant dies (if prior to such date he had ceased to be an Employee), or

(b)	the Participant’s Forfeiture Date.

All or a portion of a Participant’s Nonvested Account shall be forfeited before such earlier date if, after he ceases to be an Employee, he receives, or is deemed to receive, a distribution of his entire Vested Account or a distribution of his Vested Account derived from Employer Contributions, under the RETIREMENT BENEFITS SECTION of Article V, the VESTED BENEFITS SECTION of Article V, or the SMALL AMOUNTS SECTION of Article X. The forfeiture shall occur as of the date the Participant receives, or is deemed to receive, the distribution. If a Participant receives, or is deemed to receive, his entire Vested Account, his entire Nonvested Account shall be forfeited. If a Participant receives a distribution of his Vested Account from Employer Contributions, but less than his entire Vested Account from such Contributions, the amount to be forfeited shall be determined by multiplying his Nonvested Account from such Contributions by a fraction. The numerator of the fraction is the amount of the distribution derived from Employer Contributions and the denominator of the fraction is his entire Vested Account derived from such Contributions on the date of the distribution.

Forfeitures shall be determined at least once during each Plan Year. Forfeitures may first be used to pay administrative expenses. Forfeitures which have not been used to pay administrative expenses shall be allocated as of the last day of the Plan Year in which such Forfeitures are determined as provided in the ALLOCATION SECTION of this article. Upon their allocation to Accounts, Forfeitures shall be deemed to be Employer Contributions.

If a Participant again becomes an Eligible Employee after receiving a distribution which caused all or a portion of his Vested Account to be forfeited, he shall have the right to repay to the Plan the entire amount of the distribution he received (excluding any amount of such distribution resulting from Contributions which were 100% vested when made). The repayment must be made in a single sum (repayment in installments is not permitted) before the earlier of the date five years after the date he again becomes an Eligible Employee or the end of the first period of five consecutive Vesting Breaks in Service which begin after the date of the distribution.

If the Participant makes the repayment above, the Plan Administrator shall restore to his Account an amount equal to his Nonvested Account which was forfeited on the date of distribution, unadjusted for any

RESTATEMENT JANUARY 1, 1997	21	ARTICLE III (4-44654)

investment gains or losses. If no amount is to be repaid because the Participant was deemed to have received a distribution, or only received a distribution of Contributions which were 100% vested when made, and he again performs an Hour-of-Service as an Eligible Employee within the repayment period, the Plan Administrator shall restore the Participant’s Account as if he had made a required repayment on the date he performed such Hour-of-Service. Restoration of the Participant’s Account shall include restoration of all Code Section 411(d)(6) protected benefits with respect to that restored Account, according to applicable Treasury regulations. Provided, however, the Plan Administrator shall not restore the Nonvested Account if (i) a Forfeiture Date has occurred after the date of the distribution and on or before the date of repayment and (ii) that Forfeiture Date would result in a complete forfeiture of the amount the Plan Administrator would otherwise restore.

The Plan Administrator shall restore the Participant’s Account by the close of the Plan Year following the Plan Year in which repayment is made. Permissible sources for the restoration of the Participant’s Account are Forfeitures or special Employer Contributions. Such special Employer Contributions shall be made without regard to profits. The repaid and restored amounts are not included in the Participant’s Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article.

SECTION 3.03—ALLOCATION.

A person meets the allocation requirements of this section if he was an Active Participant at any time during the Plan Year and is either an Active Participant on the last day of the Plan Year or has more than 500 Hours-of-service during the latest Accrual Computation Period ending on or before the last day of the Plan Year. A person shall also meet the requirements of this section if he was an Active Participant at any time during the Plan Year and retires, becomes Totally and Permanently Disabled, or dies.

Employer Contributions plus any Forfeitures shall be allocated as of the last day of the Plan Year using Annual Compensation for the Plan Year. The amount allocated shall be determined as follows:

STEP ONE: This step one shall only apply in years in which the Plan is a Top-heavy Plan, as defined in the DEFINITIONS SECTION of Article XI, and the minimum contribution under the MODIFICATION OF CONTRIBUTIONS SECTION of Article XI is not being provided by other contributions to this Plan or another plan of the Employer.

The allocation in this step one shall be made to each person meeting the allocation requirements of this section and each person who is entitled to a minimum contribution under the MODIFICATION OF CONTRIBUTIONS SECTION of Article XI. Each such person’s allocation shall be an amount equal to the Employer Contributions plus any Forfeitures multiplied by the ratio of such person’s Annual Compensation to the total Annual Compensation of all such persons. Such amount shall not exceed 3% of such person’s Annual Compensation. The allocation for any person who does not meet the allocation requirements of this section shall be limited to the amount necessary to fund the minimum contribution.

STEP TWO: The allocation in this step two shall be made to each person meeting the allocation requirements of this section. Each such person’s allocation shall be equal to any amount remaining after the allocation in step one multiplied by the ratio of such person’s Annual Compensation to the total Annual Compensation of all such persons.

This amount shall be credited to the person’s Account.

RESTATEMENT JANUARY 1, 1997	22	ARTICLE III (4-44654)

If Leased Employees are Eligible Employees, in determining the amount of Employer Contributions allocated to a person who is a Leased Employee, contributions provided by the leasing organization which are attributable to services such Leased Employee performs for the Employer shall be treated as provided by the Employer. Those contributions shall not be duplicated under this Plan.

SECTION 3.04—CONTRIBUTION LIMITATION.

(a)	Definitions. For the purpose of determining the contribution limitation set forth in this section, the following terms are defined.

Annual Additions means the sum of the following amounts credited to a Participant’s account for the Limitation Year:

(1)	employer contributions;

(2)	employee contributions; and

(3)	forfeitures.

Annual Additions to a defined contribution plan shall also include the following:

(4)	amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which are part of a pension or annuity plan maintained by the Employer,

(5)	amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer; and

(6)	allocations under a simplified employee pension.

For this purpose, any Excess Amount applied under (e) and (k) below in the Limitation Year to reduce Employer Contributions shall be considered Annual Additions for such Limitation Year.

Compensation means wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). The amount reported in the “Wages, Tips and Other Compensation” box on Form W-2 satisfies this definition.

For any Self-employed Individual, Compensation shall mean Earned Income.

RESTATEMENT JANUARY 1, 1997	23	ARTICLE III (4-44654)

For purposes of applying the limitations of this section, Compensation for a Limitation Year is the Compensation actually paid or made available in gross income during such Limitation Year.

For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this section, Compensation paid or made available during such Limitation Year shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125, 132(f)(4), or 457.

Defined Benefit Plan Fraction means a fraction, the numerator of which is the sum of the Participant’s Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of (i) 125 percent of the dollar limitation determined for the Limitation Year under Code Sections 415(b)(l)(A) and (d) or (ii) 140 percent of the Highest Average Compensation, including any adjustments under Code Section 415(b)(5).

Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

Defined Contribution Dollar Limitation means, for Limitation Years beginning after December 31, 1994, $30,000, as adjusted under Code Section 415(d).

Defined Contribution Plan Fraction means a fraction, the numerator of which is the sum of the Annual Additions to the Participant’s account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant’s nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, individual medical accounts, and simplified employee pensions, maintained by the Employer), and the denominator of which is the sum of the maximum aggregated amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of (i) 125 percent of the dollar limitation under Code Section 415(c)(l)(A) after adjustment under Code Section 415(d) or (ii) 35 percent of the Participant’s Compensation for such year.

If the Employee was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, will be permanently

RESTATEMENT JANUARY 1, 1997	24	ARTICLE III (4-44654)

subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

Employer means the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 415(c) as modified by Code Section 415(h)) or affiliated service groups (as defined in Code Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to regulations under Code Section 414(o).

Excess Amount means the excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

Highest Average Compensation means the average Compensation for the three consecutive Limitation Years while he was an Employee (actual consecutive Limitation Years while he was an Employee, if employed less than three years) that produces the highest average.

Limitation Year means the consecutive 12-month period ending on each December 31. If the Limitation Year is other than the calendar year, execution of this Plan (or any amendment to this Plan changing the Limitation Year) constitutes the Employer’s adoption of a written resolution electing the Limitation Year. If the Limitation Year is amended to a different consecutive 12-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

Maximum Permissible Amount means the maximum Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year. This amount shall not exceed the lesser of:

(1)	The Defined Contribution Dollar Limitation, or

(2)	25 percent of the Participant’s Compensation for the Limitation Year.

The compensation limitation referred to in (2) shall not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Section 415(l)(1) or 419A(d)(2).

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different consecutive 12-month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

Number of months in the short Limitation Year

12

RESTATEMENT JANUARY 1, 1997	25	ARTICLE III (4-44654)

Projected Annual Benefit means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming:

(1)	the Participant will continue employment until normal retirement age under the plan (or current age, if later), and

(2)	the Participant’s Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

(b)	If the Participant does not participate in, and has never participated in, another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, or an individual medical account, as defined in Code Section 415(l)(2), maintained by the Employer, or a simplified employee pension, as defined in Code Section 408(k), maintained by the Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant’s Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

(c)	Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant’s Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

(d)	As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

(e)	If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant’s Compensation for the Limitation Year, or under other facts and circumstances allowed by the Internal Revenue Service, there is an Excess Amount, the excess will be disposed of as follows:

(1)	If the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant’s Account will be used to reduce Employer Contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

(2)	If the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

RESTATEMENT JANUARY 1, 1997	26	ARTICLE III (4-44654)

(3)	If a suspense account is in existence at any time during a Limitation Year pursuant to this (e), it will participate in the allocation of investment gains or losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participant’s Accounts before any Employer Contributions may be made to the Plan for that Limitation Year. Excess Amounts held in a suspense account may not be distributed to Participants or former Participants.

(f)	This (f) applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified employee pension maintained by the Employer which provides an Annual Addition during any Limitation Year. The Annual Additions which may be credited to a Participant’s Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount, reduced by the Annual Additions credited to a Participant’s account under the other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions for the same Limitation Year. If the Annual Additions with respect to the Participant under other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions maintained by the Employer are less than the Maximum Permissible Amount, and the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s Account under this Plan for the Limitation Year.

(g)	Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in (c) above.

(h)	As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

(i)	If pursuant to (h) above or as a result of the allocation of forfeitures or as a result of a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, a Participant’s Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

RESTATEMENT JANUARY 1, 1997	27	ARTICLE III (4-44654)

(j)	If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

(1)	the total Excess Amount allocated as of such date, times

(2)	the ratio of (i) the Annual Addition allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other qualified defined contribution plans.

(k)	Any Excess Amount attributed to this Plan will be disposed of in the manner described in (e) above.

(l)	If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant’s Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Projected Annual Benefit shall be limited first. If the Participant’s annual benefit(s) equal his Projected Annual Benefit, as limited, then Annual Additions to the defined contribution plan(s) shall be limited to the extent needed to reduce the sum to 1.0 in the same manner in which the Annual Additions are limited to meet the Maximum Permissible Amount. This subparagraph shall cease to apply effective as of the first Limitation Year beginning on or after January 1, 2000.

RESTATEMENT JANUARY 1, 1997	28	ARTICLE III (4-44654)

ARTICLE IV

INVESTMENT OF CONTRIBUTIONS

SECTION 4.01—INVESTMENT AND TIMING OF CONTRIBUTIONS.

The handling of Contributions is governed by the provisions of the Trust Agreement, the Annuity Contract, and any other funding arrangement in which the Plan Fund is or may be held or invested. To the extent permitted by the Trust Agreement, Annuity Contract, or other funding arrangement, the parties named below shall direct the Contributions to any Insurance Policy, the guaranteed benefit policy portion of the Annuity Contract, any of the investment options available under the Annuity Contract, or any of the investment vehicles available under the Trust Agreement and may request the transfer of amounts resulting from those Contributions between such investment options and investment vehicles or the transfer of amounts between the guaranteed benefit policy portion of the Annuity Contract and such investment options and investment vehicles. A Participant may not direct the Trustee or Insurer to invest the Participant’s Account in collectibles. Collectibles mean any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage, or other tangible personal property specified by the Secretary of the Treasury. However, for tax years beginning after December 31, 1997, certain coins and bullion as provided in Code Section 408(m)(3) shall not be considered collectibles. To the extent that a Participant who has investment direction fails to give timely direction, the Primary Employer shall direct the investment of his Account. If the Primary Employer has investment direction, such Account shall be invested ratably in the guaranteed benefit policy portion of the Annuity Contract, the investment options available under the Annuity Contract, or the investment vehicles available under the Trust Agreement in the same manner as the Accounts of all other Participants who do not direct their investments. The Primary Employer shall have investment direction for amounts which have not been allocated to Participants. To the extent an investment is no longer available, the Primary Employer may require that amounts currently held in such investment be reinvested in other investments.

At least annually, the Named Fiduciary shall review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine appropriate methods of carrying out the Plan’s objectives. The Named Fiduciary shall inform the Trustee and any investment Manager of the Plan’s short term and long-term financial needs so the investment policy can be coordinated with the Plan’s financial requirements.

(a)	Employer Contributions: The Participant shall direct the investment of Employer Contributions and transfer of amounts resulting from those Contributions.

(b)	Rollover Contributions: The Participant shall direct the investment of Rollover Contributions and transfer of amounts resulting from those Contributions.

However, the Named Fiduciary may delegate to the Investment Manager investment discretion for Contributions and amounts which are not subject to Participant direction.

All Contributions are forwarded by the Employer to the Trustee to be deposited in the Trust Fund or to the Insurer to be deposited under the Annuity Contract, as applicable.

RESTATEMENT JANUARY 1, 1997	29	ARTICLE IV (4-44654)

ARTICLE V

BENEFITS

SECTION 5.01—RETIREMENT BENEFITS.

On a Participant’s Retirement Date, his Vested Account shall be distributed to him according to the distribution of benefits provisions of Article VI and the provisions of the SMALL AMOUNTS SECTION of Article X.

SECTION 5.02—DEATH BENEFITS.

If a Participant dies before his Annuity Starting Date, his Vested Account shall be distributed according to the distribution of benefits provisions of Article VI and the provisions of the SMALL AMOUNTS SECTION of Article X.

SECTION 5.03—VESTED BENEFITS.

If an Inactive Participant’s Vested Account is not payable under the SMALL AMOUNTS SECTION of Article X, he may elect, but is not required, to receive a distribution of his Vested Account after he ceases to be an Employee. The Participant’s election shall be subject to his spouse’s consent as provided in the ELECTION PROCEDURES SECTION of Article VI. A distribution under this paragraph shall be a retirement benefit and shall be distributed to the Participant according to the distribution of benefits provisions of Article VI.

A Participant may not elect to receive a distribution under the provisions of this section after he again becomes an Employee until he subsequently ceases to be an Employee and meets the requirements of this section.

If an Inactive Participant does not receive an earlier distribution, upon his Retirement Date or death, his Vested Account shall be distributed according to the provisions of the RETIREMENT BENEFITS SECTION or the DEATH BENEFITS SECTION of Article V.

The Nonvested Account of an Inactive Participant who has ceased to be an Employee shall remain a part of his Account until it becomes a Forfeiture. However, if he again becomes an Employee so that his Vesting Percentage can increase, the Nonvested Account may become a part of his Vested Account.

SECTION 5.04—WHEN BENEFITS START.

Unless otherwise elected, benefits shall begin before the 60th day following the close of the Plan Year in which the latest date below occurs:

(a)	The date the Participant attains age 65 (or Normal Retirement Age, if earlier).

(b)	The 10th anniversary of the Participant’s Entry Date.

RESTATEMENT JANUARY 1, 1997	30	ARTICLE V (4-44654)

(c)	The date the Participant ceases to be an Employee.

Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of the ELECTION PROCEDURES SECTION of Article VI, shall be deemed to be an election to defer the start of benefits sufficient to satisfy this section.

The Participant may elect to have his benefits begin after the latest date for beginning benefits described above, subject to the following provisions of this section. The Participant shall make the election in writing. Such election must be made before his Normal Retirement Date or the date he ceases to be an Employee, if later. The election must describe the form of distribution and the date the benefits win begin. The Participant shall not elect a date for beginning benefits or a form of distribution that would result in a benefit payable when he dies which would be more than incidental within the meaning of governmental regulations.

Benefits shall begin on an earlier date if otherwise provided in the Plan. For example, the Participant’s Retirement Date or Required Beginning Date, as defined in the DEFINITIONS SECTION of Article VII.

SECTION 5.05—WITHDRAWAL BENEFITS.

A Participant may withdraw any part of his Vested Account resulting from Rollover Contributions. A Participant may make only two such withdrawals in any 12-month period.

A Participant who has attained age 59  1/2 may withdraw any part of his Vested Account which results from the following Contributions:

Employer Contributions

Rollover Contributions

A Participant may make only two such withdrawals in any 12-month period.

A Participant may withdraw any part of his Vested Account which results from the following Contributions

Employer Contributions

Rollover Contributions

in the event of hardship due to financial need. Financial need shall be limited to: (i) expenses which are not reimbursed or compensated by insurance or otherwise and are incurred or necessary for medical care of the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Code Section 152); (ii) purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents; (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence: (v) catastrophic uninsured loss to principal residence or primary vehicle of the Participant; (vi) funeral expenses for a brother or sister (whether by whole or half-blood), spouse, ancestor or lineal descendent; (vii) special property tax assessments due within 30 days; or (viii) disability to the extent he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration.

RESTATEMENT JANUARY 1, 1997	31	ARTICLE V (4-44654)

No withdrawal shall be allowed which is in excess of the amount required to relieve the financial need (including amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution). The Participant’s request for a withdrawal shall include his written statement that the amount requested does not exceed the amount needed to meet the financial need.

A request for withdrawal shall be made in such manner and in accordance with such rules as the Employer will prescribe for this purpose (including by means of voice response or other electronic means under circumstances the Employer permits). Withdrawals shall be a retirement benefit and shall be distributed to the Participant according to the distribution of benefits provisions of Article VI. A forfeiture shall not occur solely as a result of a withdrawal.

SECTION 5.06—DISTRIBUTIONS UNDER QUALIFIED DOMESTIC RELATIONS ORDERS.

The Plan specifically permits distributions to an Alternate Payee under a qualified domestic relations order as defined in Code Section 414(p), at any time, irrespective of whether the Participant has attained his earliest retirement age, as defined in Code Section 414(p), under the Plan. A distribution to an Alternate Payee before the Participant has attained his earliest retirement age is available only if the order specifies that distribution shall be made prior to the earliest retirement age or allows the Alternate Payee to elect a distribution prior to the earliest retirement age.

Nothing in this section shall permit a Participant to receive a distribution at a time otherwise not permitted under the Plan nor shall it permit the Alternate Payee to receive a form of payment not permitted under the Plan.

The benefit payable to an Alternate Payee shall be subject to the provisions of the SMALL AMOUNTS SECTION of Article X if the value of the benefit does not exceed $5,000 ($3,500 for Plan Years beginning before August 6, 1997).

The Plan Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order. the Plan Administrator shall promptly notify the Participant and the Alternate Payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Participant and each Alternate Payee, in writing, of its determination. The Plan Administrator shall provide notice under this paragraph by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations. The Plan Administrator may treat as qualified any domestic relations order entered into before January 1, 1985, irrespective of whether it satisfies all the requirements described in Code Section 414(p).

If any portion of the Participant’s Vested Account is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, a separate accounting shall be made of the amount payable. If the Plan Administrator determines the order is a qualified domestic relations order within 18 months of the date amounts are first payable following receipt of the order, the payable amounts shall be distributed in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the payable amounts shall be distributed in the manner the Plan would distribute if the order did not exist and the order shall apply prospectively if the Plan Administrator later determines the order is a qualified domestic relations order.

RESTATEMENT JANUARY 1, 1997	32	ARTICLE V (4-44654)

The Plan shall make payments or distributions required under this section by separate benefit checks or other separate distribution to the Alternate Payee(s).

RESTATEMENT JANUARY 1, 1997	33	ARTICLE V (4-44654)

ARTICLE VI

DISTRIBUTION OF BENEFITS

The provisions of this article shall apply to any Participant who is credited with at least one Hour-of-Service on or after August 23, 1984, and to such other Participants as provided in the TRANSITIONAL RULES SECTION of this article.

SECTION 6.01—AUTOMATIC FORMS OF DISTRIBUTION.

Unless an optional form of benefit is selected pursuant to a qualified election within the election period (see the ELECTION PROCEDURES SECTION of this article), the automatic form of benefit payable to or on behalf of a Participant is determined as follows:

(a)	Retirement Benefits. The automatic form of retirement benefit for a Participant who does not die before his Annuity Starting Date shall be:

(1)	The Qualified Joint and Survivor Annuity for a Participant who has a spouse.

(2)	The Normal Form for a Participant who does not have a spouse.

(b)	Death Benefits. The automatic form of death benefit for a Participant who dies before his Annuity Starting Date shall be:

(1)

A Qualified Preretirement Survivor Annuity for a Participant who has a spouse to whom he has been continuously married throughout the one-year period ending on the date of his death. The spouse may elect to start receiving the death benefit on any first day of the month on or after the Participant dies and by the date the Participant would have been age 70 1/2. If the spouse dies before benefits start, the Participant’s Vested Account, determined as of the date of the spouse’s death, shall be paid to the spouse’s Beneficiary.

(2)	A single-sum payment to the Participant’s Beneficiary for a Participant who does not have a spouse who is entitled to a Qualified Preretirement Survivor Annuity.

Before a death benefit will be paid on account of the death of a Participant who does not have a spouse who is entitled to a Qualified Preretirement Survivor Annuity, it must be established to the satisfaction of a plan representative that the Participant does not have such a spouse.

SECTION 6.02—OPTIONAL FORMS OF DISTRIBUTION.

(a)

Retirement Benefits. The optional forms of retirement benefit shall be the following: (i) a straight life annuity: (ii) single life annuities with certain periods of 5, 10 or 15 years; (iii) a single life annuity with installment refund; (iv) survivorship life annuities with installment refund and survivorship percentages of 50%, 66 2/3% or 100%; (v) fixed period annuities for any period of whole months which is not less than 60 and does not exceed the Life Expectancy, as defined in Article VII, of the Participant where the Life Expectancy is not recalculated; and (vi) a full flexibility option. A single sum payment is also available.

RESTATEMENT JANUARY 1, 1997	34	ARTICLE VI (4-44654)

The full flexibility option is an optional form of benefit under which the Participant receives a distribution each calendar year, beginning with the calendar year in which his Annuity Starting Date occurs. The Participant may elect the amount to be distributed each year (not less than $1,000). The amount payable in his first Distribution Calendar Year, as defined in Article VII, must satisfy the minimum distribution requirements of Article VII for such year. Distributions for later Distribution Calendar Years, as defined in Article VII, must satisfy the minimum distribution requirements of Article VII for such years. If the Participant’s Annuity Starting Date does not occur until his second Distribution Calendar Year, as defined in Article VII, the amount payable for such year must satisfy the minimum distribution requirements of Article VII for both the first and second Distribution Calendar Years, as defined in Article VII.

If the Plan is amended to eliminate or restrict an optional form of distribution and the Plan provides a single sum distribution form that is otherwise identical to the optional form of distribution eliminated or restricted, the amendment shall not apply to any distribution with an Annuity Starting Date earlier than the first day of the second Plan Year following the Plan Year in which the amendment is adopted.

Election of an optional form is subject to the qualified election provisions of the ELECTION PROCEDURES SECTION of this article and the distribution requirements of Article VII.

Any annuity contract distributed shall be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of this Plan.

(b)	Death Benefits. The optional forms of death benefit are a single-sum payment and any annuity that is an optional form of retirement benefit. However, the full flexibility option shall not be available if the Beneficiary is not the spouse of the deceased Participant.

Election of an optional form is subject to the qualified election provisions of the ELECTION PROCEDURES SECTION of this article and the distribution requirements of Article VII.

SECTION 6.03—ELECTION PROCEDURES.

The Participant, Beneficiary, or spouse shall make any election under this section in writing. The Plan Administrator may require such individual to complete and sign any necessary documents as to the provisions to be made. Any election permitted under (a) and (b) below shall be subject to the qualified election provisions of (c) below.

(a)	Retirement Benefits. A Participant may elect his Beneficiary or Contingent Annuitant and may elect to have retirement benefits distributed under any of the optional forms of retirement benefit available in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article.

(b)	Death Benefits. A Participant may elect his Beneficiary and may elect to have death benefits distributed under any of the optional forms of death benefit available in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article.

RESTATEMENT JANUARY 1, 1997	35	ARTICLE VI (4-44654)

If the Participant has not elected an optional form of distribution for the death benefit payable to his Beneficiary, the Beneficiary may, for his own benefit, elect the form of distribution, in like manner as a Participant.

The Participant may waive the Qualified Preretirement Survivor Annuity by naming someone other than his spouse as Beneficiary.

In lieu of the Qualified Preretirement Survivor Annuity described in the AUTOMATIC FORMS OF DISTRIBUTION SECTION of this article, the spouse may, for his own benefit, waive the Qualified Preretirement Survivor Annuity by electing to have the benefit distributed under any of the optional forms of death benefit available in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article.

(c)	Qualified Election. The Participant, Beneficiary or spouse may make an election at any time during the election period. The Participant, Beneficiary, or spouse may revoke the election made (or make a new election) at any time and any number of times during the election period. An election is effective only if it meets the consent requirements below.

(1)	Election Period for Retirement Benefits. The election period as to retirement benefits is the 90-day period ending on the Annuity Starting Date. An election to waive the Qualified Joint and Survivor Annuity may not be made before the date the Participant is provided with the notice of the ability to waive the Qualified Joint and Survivor Annuity. If the Participant elects a full flexibility option, he may revoke his election at any time before his first Distribution Calendar Year, as defined in Article VII. When he elects to have benefits begin again, he shall have a new Annuity Starting Date. His election period for this election is the 90-day period ending on the Annuity Starting Date for the optional form of retirement benefit elected.

(2)	Election Period for Death Benefits. A Participant may make an election as to death benefits at any time before he dies. The spouse’s election period begins on the date the Participant dies and ends on the date benefits begin. The Beneficiary’s election period begins on the date the Participant dies and ends on the date benefits begin.

An election to waive the Qualified Preretirement Survivor Annuity may not be made by the Participant before the date he is provided with the notice of the ability to waive the Qualified Preretirement Survivor Annuity. A Participant’s election to waive the Qualified Preretirement Survivor Annuity which is made before the first day of the Plan Year in which he reaches age 35 shall become invalid on such date. An election made by a Participant after he ceases to be an Employee will not become invalid on the first day of the Plan Year in which he reaches age 35 with respect to death benefits from that part of his Account resulting from Contributions made before he ceased to be an Employee.

(3)	Consent to Election. If the Participant’s Vested Account exceeds $5,000 ($3,500 for Plan Years beginning before August 6, 1997), any benefit which is (i) immediately distributable or (ii) payable in a form other than a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity, requires the consent of the Participant and the Participant’s spouse (or where either the Participant or the spouse has died, the survivor). Such consent shall also be required if the Participant’s Vested Account at the time of any prior

RESTATEMENT JANUARY 1, 1997	36	ARTICLE VI (4-44654)

distribution exceeded $5,000 ($3,500 for Plan Years beginning before August 6, 1997). The rule in the preceding sentence shall not apply effective October 17, 2000. However, consent will still be required if the Participant had previously had an Annuity Starting Date with respect to any portion of such Vested Account.

The consent of the Participant or spouse to a benefit which is immediately distributable must not be made before the date the Participant or spouse is provided with the notice of the ability to defer the distribution. Such consent shall be made in writing.

The consent shall not be made more than 90 days before the Annuity Starting Date. Spousal consent is not required for a benefit which is immediately distributable in a Qualified Joint and Survivor Annuity. Furthermore, if spousal consent is not required because the Participant is electing an optional form of retirement benefit that is not a life annuity pursuant to (d) below, only the Participant need consent to the distribution of a benefit payable in a form that is not a life annuity and which is immediately distributable. Neither the consent of the Participant nor the Participant’s spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415.

In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), and if the Employer (or any entity within the same Controlled Group) does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant’s Account balance will, without the Participant’s consent, be distributed to the Participant. However, if any entity within the same Controlled Group maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) then the Participant’s Account will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

A benefit is immediately distributable if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the older of Normal Retirement Age or age 62.

If the Qualified Joint and Survivor Annuity is waived, the spouse has the right to limit consent only to a specific Beneficiary or a specific form of benefit. The spouse can relinquish one or both such rights. Such consent shall be made in writing. The consent shall not be made more than 90 days before the Annuity Starting Date. If the Qualified Preretirement Survivor Annuity is waived, the spouse has the right to limit consent only to a specific Beneficiary. Such consent shall be in writing. The spouse’s consent shall be witnessed by a plan representative or notary public. The spouse’s consent must acknowledge the effect of the election, including that the spouse had the right to limit consent only to a specific Beneficiary or a specific form of benefit, if applicable, and that the relinquishment of one or both such rights was voluntary. Unless the consent of the spouse expressly permits designations by the Participant without a requirement of further consent by the spouse, the spouse’s consent must be limited to the form of benefit, if applicable, and the Beneficiary (including any Contingent Annuitant), class of Beneficiaries, or contingent Beneficiary named in the election.

RESTATEMENT JANUARY 1, 1997	37	ARTICLE VI (4-44654)

Spousal consent is not required, however, if the Participant establishes to the satisfaction of the plan representative that the consent of the spouse cannot be obtained because there is no spouse or the spouse cannot be located. A spouse’s consent under this paragraph shall not be valid with respect to any other spouse. A Participant may revoke a prior election without the consent of the spouse. Any new election will require a new spousal consent, unless the consent of the spouse expressly permits such election by the Participant without further consent by the spouse. A spouse’s consent may be revoked at any time within the Participant’s election period.

(d)	Special Rule for Profit Sharing Plans. This subparagraph (d) applies if the Plan is not a direct or indirect transferee after December 31, 1984, of a defined benefit plan, money purchase plan, target benefit plan, stock bonus plan, or profit sharing plan which is subject to the survivor annuity requirements of Code Sections 401(a)(11) and 417. If the above condition is met, spousal consent is not required for electing an optional form of retirement benefit that is not a life annuity. If such condition is not met, such consent requirements shall be operative.

SECTION 6.04—NOTICE REQUIREMENTS.

(a)	Optional Forms of Retirement Benefit and Right to Defer. The Plan Administrator shall furnish to the Participant and the Participant’s spouse a written explanation of the optional forms of retirement benefit in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article, including the material features and relative values of these options, in a manner that would satisfy the notice requirements of Code Section 417(a)(3) and the right of the Participant and the Participant’s spouse to defer distribution until the benefit is no longer immediately distributable.

The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant and the Participant’s spouse no less than 30 days, and no more than 90 days, before the Annuity Starting Date.

The Participant (and spouse, if applicable) may waive the 30-day election period if the distribution of the elected form of retirement benefit begins more than 7 days after the Plan Administrator provides the Participant (and spouse, if applicable) the written explanation provided that: (i) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider the decision of whether or not to elect a distribution and a particular distribution option, (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation is provided to the Participant, and (iii) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.

(b)	Qualified Joint and Survivor Annuity. The Plan Administrator shall furnish to the Participant a written explanation of the following: the terms and conditions of the Qualified Joint and Survivor Annuity; the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity; the rights of the Participant’s spouse; and the right to revoke an election and the effect of such a revocation.

The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than 30 days, and no more than 90 days, before the Annuity Starting Date.

RESTATEMENT JANUARY 1, 1997	38	ARTICLE VI (4-44654)

The Participant (and spouse, if applicable) may waive the 30-day election period if the distribution of the elected form of retirement benefit begins more than 7 days after the Plan Administrator provides the Participant (and spouse, if applicable) the written explanation provided that: (i) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent, if applicable) a form of distribution other than a Qualified Joint and Survivor Annuity, (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant, and (iii) the Annuity Starting Date is a date after the data that the written explanation was provided to the Participant.

After the written explanation is given, a Participant or spouse may make a written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or spouse within 30 days from the date of the written request. The Plan Administrator does not need to comply with more than one such request by a Participant or spouse.

The Plan Administrator’s explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Joint and Survivor Annuity and the financial effect upon the Participant’s benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Joint and Survivor Annuity.

(c)	Qualified Preretirement Survivor Annuity. The Plan Administrator shall furnish to the Participant a written explanation of the following: the terms and conditions of the Qualified Preretirement Survivor Annuity; the Participant’s right to make, and the effect of, an election to waive the Qualified Preretirement Survivor Annuity; the rights of the Participant’s spouse; and the right to revoke an election and the effect of such a revocation.

The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant within the applicable period. The applicable period for a Participant is whichever of the following periods ends last:

(1)	the period beginning one year before the date the individual becomes a Participant and ending one year after such date; or

(2)	the period beginning one year before the date the Participant’s spouse is first entitled to a Qualified Preretirement Survivor Annuity and ending one year after such date.

If such notice is given before the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, an additional notice shall be given within such period. If a Participant ceases to be an Employee before attaining age 35, an additional notice shall be given within the period beginning one year before the date he ceases to be an Employee and ending one year after such date.

After the written explanation is given, a Participant or spouse may make a written request for additional information. The written explanation must be personally delivered or mailed (first class

RESTATEMENT JANUARY 1, 1997	39	ARTICLE VI (4-44654)

mail, postage prepaid) to the Participant or spouse within 30 days from the date of the written request. The Plan Administrator does not need to comply with more than one such request by a Participant or spouse.

The Plan Administrator’s explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Preretirement Survivor Annuity and the financial effect upon the spouse’s benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Preretirement Survivor Annuity.

SECTION 6.05—TRANSITIONAL RULES.

(a)	Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous sections of this article, must be given the opportunity to elect to have the prior sections of this article apply if such Participant is credited with at least one Hour-of-Service under this Plan, or a predecessor plan, in a Plan Year beginning on or after January 1, 1976, and such Participant had at least ten Years of Service when he separated from service.

(b)	Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour-of-Service under this Plan, or a predecessor plan, on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to elect to have his benefits paid in accordance with (d) below.

(c)	The respective opportunities to elect (as described in (a) and (b) above) must be afforded to the appropriate Participants during the period beginning on August 23, 1984, and ending on the date benefits would otherwise begin to such Participants.

(d)	Any Participant who has elected according to (b) above and any Participant who does not elect under (a) above or who meets the requirements of (a) above except that such Participant does not have at least ten Years of Service when he separates from service, shall have his benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

(1)	Automatic Joint and Survivor Annuity. If benefits in the form of a life annuity become payable to a married Participant who:

(i)	begins to receive payments under the Plan on or after his Normal Retirement Age; or

(ii)	dies on or after his Normal Retirement Age while still working for the Employer; or

(iii)	begins to receive payments on or after his qualified early retirement age; or

(iv)	separates from service on or after attaining his Normal Retirement Age (or his qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

RESTATEMENT JANUARY 1, 1997	40	ARTICLE VI (4-44654)

then such benefits shall be paid under the Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least six months before the Participant attains his qualified early retirement age and end not more than 90 days before benefits begin. Any election hereunder shall be in writing and may be changed by the Participant at any time.

(2)	Election of Early Survivor Annuity. A Participant who is employed after attaining his qualified early retirement age shall be given the opportunity to elect, during the election period, to have a Qualified Preretirement Survivor Annuity payable on death. If the Participant elects the Qualified Preretirement Survivor Annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his death.

Any election under this provision shall be in writing and may be changed by the Participant at any time. The election period begins on the later of (i) the 90th day before the Participant attains his qualified early retirement age, or (ii) the date on which participation begins, and ends on the date he terminates employment.

(3)	For purposes of this subparagraph (d), qualified early retirement age is the latest of:

(i)	the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

(ii)	the first day of the 120th month beginning before the Participant reaches his Normal Retirement Age, or

(iii)	the date the Participant begins participation.

RESTATEMENT JANUARY 1, 1997	41	ARTICLE VI (4-44654)

ARTICLE VII

DISTRIBUTION REQUIREMENTS

SECTION 7.01—APPLICATION.

The optional forms of distribution are only those provided in Article VI. An optional form of distribution shall not be permitted unless it meets the requirements of this article. The timing of any distribution must meet the requirements of this article.

SECTION 7.02—DEFINITIONS.

For purposes of this article, the following terms are defined:

Applicable Life Expectancy means Life Expectancy (or Joint and Last Survivor Expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant’s (or Designated Beneficiary’s) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated, such succeeding calendar year.

Designated Beneficiary means the individual who is designated as the beneficiary under the Plan in accordance with Code Section 401(a)(9) and the regulations thereunder.

Distribution Calendar Year means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to (e) of the DISTRIBUTION REQUIREMENTS SECTION of this article.

5-percent Owner means a 5-percent owner as defined in Code Section 416. A Participant is treated as a 5-percent Owner for purposes of this article if such Participant is a 5-percent Owner at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.

In addition, a Participant is treated as a 5-percent Owner for purposes of this article if such Participant becomes a 5-percent Owner in a later Plan Year. Such Participant’s Required Beginning Date shall not be later than the April 1 of the calendar year following the calendar year in which such later Plan Year ends.

Once distributions have begun to a 5-percent Owner under this article, they must continue to be distributed, even if the Participant ceases to be a 5-percent Owner in a subsequent year.

Joint and Last Survivor Expectancy means joint and last survivor expectancy computed using the expected return multiples in Table VI of section 1.72-9 of the Income Tax Regulations.

RESTATEMENT JANUARY 1, 1997	42	ARTICLE VII (4-44654)

Unless otherwise elected by the Participant by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

Life Expectancy means life expectancy computed using the expected return multiples in Table V of section 1.72-9 of the Income Tax Regulations.

Unless otherwise elected by the Participant (or spouse, in the case of distributions described in (e)(2)(ii) of the DISTRIBUTION REQUIREMENTS SECTION of this article) by the time distributions are required to begin, life expectancy shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

Participant’s Benefit means:

(a)	The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of the dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

(b)	Exception for Second Distribution Calendar Year. For purposes of (a) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

Required Beginning Date means, for a Participant who is a 5-percent Owner, the April 1 of the calendar year following the calendar year in which he attains age 70 1/2.

Required Beginning Date means, for any Participant who is not a 5-percent Owner, the April 1 of the calendar year following the later of the calendar year in which he attains age 70 1/2 or the calendar year in which he retires.

The preretirement age 70 1/2 distribution option is only eliminated with respect to Participants who reach age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated such option. The preretirement age 70 1/2 distribution is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefits begin) begin at a time during the period that begins on or after January 1 of the calendar year in which the Participant attains age 70 1/2 and ends April 1 of the immediately following calendar year.

The options available for Participants who are not 5-percent Owners and attained age 70 1/2 in calendar years before the calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated the preretirement age 70 1/2 distribution shall be the following. Any such Participant attaining age 70 1/2 in years after 1995 may elect by April 1 of the calendar year following the calendar year in which he attained age 70 1/2 (or by December 31,

RESTATEMENT JANUARY 1, 1997	43	ARTICLE VII (4-44654)

1997 in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until the calendar year following the calendar year in which he retires. Any such Participant attaining age 70 1/2 in years prior to 1997 may elect to stop distributions which are not purchased annuities and recommence by the April 1 of the calendar year following the year in which he retires. There shall be a new Annuity Starting Date upon recommencement.

SECTION 7.03—DISTRIBUTION REQUIREMENTS.

(a)	General Rules.

(1)	Subject to the AUTOMATIC FORMS OF DISTRIBUTION SECTION of Article VI, joint and survivor annuity requirements, the requirements of this article shall apply to any distribution of a Participant’s interest and shall take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December 31, 1984.

(2)	All distributions required under this article shall be determined and made in accordance with the proposed regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations.

(3)	With respect to distributions under the Plan made on or after June 14, 2001, for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to June 14, 2001, are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to June 14, 2001, are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. These provisions shall continue in effect until the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

(b)	Required Beginning Date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant’s Required Beginning Date.

(c)	Limits on Distribution Periods. As of the first Distribution Calendar Year, distributions, if not made in a single sum, may only be made over one of the following periods (or combination thereof):

(1)	the life of the Participant,

(2)	the life of the Participant and a Designated Beneficiary.

RESTATEMENT JANUARY 1, 1997	44	ARTICLE VII (4-44654)

(3)	a period certain not extending beyond the Life Expectancy of the Participant, or

(4)	a period certain not extending beyond the Joint and Last Survivor Expectancy of the Participant and a Designated Beneficiary.

(d)	Determination of Amount to be Distributed Each Year. If the Participant’s interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

(1)	Individual Account.

(i)	If a Participant’s Benefit is to be distributed over

A.	a period not extending beyond the Life Expectancy of the Participant or the Joint Life and Last Survivor Expectancy of the Participant and the Participant’s Designated Beneficiary, or

B.	a period not extending beyond the Life Expectancy of the Designated Beneficiary,

the amount required to be distributed for each calendar year beginning with the distributions for the first Distribution Calendar Year, must be at least equal to the quotient obtained by dividing the Participant’s Benefit by the Applicable Life Expectancy.

(ii)	For calendar years beginning before January 1, 1989, if the Participant’s spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50 percent of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.

(iii)	For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant’s Benefit by the lesser of:

A.	the Applicable Life Expectancy, or

B.	if the Participant’s spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed regulations.

Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in (1)(i) above as the relevant divisor without regard to section 1.401(a)(9)-2 of the proposed regulations.

(iv)	The minimum distribution required for the Participant’s first Distribution Calendar Year must be made on or before the Participant’s Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

RESTATEMENT JANUARY 1, 1997	45	ARTICLE VII (4-44654)

(2)	Other Forms. If the Participant’s Benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the proposed regulations thereunder.

(e)	Death Distribution Provisions.

(1)	Distribution Beginning Before Death. If the Participant dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

(2)	Distribution Beginning After Death.

(i)	If the Participant dies before distribution of his interest begins, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death except to the extent that an election is made to receive distributions in accordance with A or B below:

A.	if any portion of the Participant’s interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary beginning on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

B.	if the Designated Beneficiary is the Participant’s surviving spouse, the date distributions are required to begin in accordance with A above shall not be earlier than the later of:

1.	December 31 of the calendar year immediately following the calendar year in which the Participant died, or

2.	December 31 of the calendar year in which the Participant would have attained age 70 1/2.

(ii)	If the Participant has not made an election pursuant to this (e)(2) by the time of his death, the Participant’s Designated Beneficiary must elect the method of distribution no later than the earlier of:

A.	December 31 of the calendar year in which distributions would be required to begin under this subparagraph, or

B.	December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant.

(iii)	If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

RESTATEMENT JANUARY 1, 1997	46	ARTICLE VII (4-44654)

(3)	For purposes of (e)(2) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of (e)(2) above, with the exception of (e)(2)(i)(B) therein, shall be applied as if the surviving spouse were the Participant.

(4)	For purposes of this (e), distribution of a Participant’s interest is considered to begin on the Participant’s Required Beginning Date (or if (e)(3) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to (e)(2) above). If distribution in the form of an annuity irrevocably begins to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually begins.

SECTION 7.04—TRANSITIONAL RULE.

(a)	Notwithstanding the other requirements of this article and subject to the joint and survivor annuity requirements of Article VI, distribution on behalf of any Participant, including a 5-percent Owner, may be made in accordance with all of the following requirements (regardless of when such distribution begins):

(1)	The distribution by the Plan is one which would not have disqualified such Plan under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

(2)	The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

(3)	Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

(4)	The Participant had an accrued benefit under the Plan as of December 31, 1983.

(5)	The method of distribution designated by the Participant or Beneficiary specifies the time at which distribution will begin, the period over which distributions will be made, and in the case of any distribution upon the Participant’s death, the Beneficiaries of the Participant listed in order of priority.

(b)	A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

(c)	For any distribution which begins before January 1, 1984, but continues after December 31, 1983, the Participant, or Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in (a)(1) and (5) above.

RESTATEMENT JANUARY 1, 1997	47	ARTICLE VII (4-44654)

(d)	If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs, the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the proposed regulations thereunder, but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and J-3 in section 1.401(a)(9)-2 of the proposed regulations shall apply.

RESTATEMENT JANUARY 1, 1997	48	ARTICLE VII (4-44654)

ARTICLE VIII

TERMINATION OF THE PLAN

The Employer expects to continue the Plan indefinitely but reserves the right to terminate the Plan in whole or in part at any time upon giving written notice to all parties concerned. Complete discontinuance of Contributions constitutes complete termination of the Plan.

The Account of each Participant shall be fully (100%) vested and nonforfeitable as of the effective date of complete termination of the Plan. The Account of each Participant who is included in the group of Participants deemed to be affected by the partial termination of the Plan shall be fully (100%) vested and nonforfeitable as of the effective date of the partial termination of the Plan. The Participant’s Account shall continue to participate in the earnings credited, expenses charged, and any appreciation or depreciation of the Investment Fund until his Vested Account is distributed.

A Participant’s Account may be distributed to the Participant after the effective date of the complete termination of the Plan. A distribution under this article shall be a retirement benefit and shall be distributed to the Participant according to the provisions of Article VI.

The Participant’s entire Vested Account shall be paid in a single sum to the Participant as of the effective date of complete termination of the Plan it consent of the Participant is not required in the ELECTION PROCEDURES SECTION of Article VI to distribute a benefit which is immediately distributable. This is a small amounts payment. The small amounts payment is in full settlement of all benefits otherwise payable.

Upon complete termination of the Plan, no more Employees shall become Participants and no more Contributions shall be made.

The assets of this Plan shall not be paid to the Employer at any time, except that, after the satisfaction of all liabilities under the Plan, any assets remaining may be paid to the Employer. The payment may not be made if it would contravene any provision of law.

RESTATEMENT JANUARY 1, 1997	49	ARTICLE VIII (4-44654)

ARTICLE IX

ADMINISTRATION OF THE PLAN

SECTION 9.01—ADMlNISTRATION.

Subject to the provisions of this article, the Plan Administrator has complete control of the administration of the Plan. The Plan Administrator has all the powers necessary for it to properly carry out its administrative duties. Not in limitation, but in amplification of the foregoing, the Plan Administrator has complete discretion to construe or interpret the provisions of the Plan, including ambiguous provisions, if any, and to determine all questions that may arise under the Plan, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Participant, Beneficiary, spouse or Contingent Annuitant may become entitled. The Plan Administrator’s decisions upon all matters within the scope of its authority shall be final.

Unless otherwise set out in the Plan or Annuity Contract, the Plan Administrator may delegate recordkeeping and other duties which are necessary for the administration of the Plan to any person or firm which agrees to accept such duties. The Plan Administrator shall be entitled to rely upon all tables, valuations, certificates and reports furnished by the consultant or actuary appointed by the Plan Administrator and upon all opinions given by any counsel selected or approved by the Plan Administrator.

The Plan Administrator shall receive all claims for benefits by Participants, former Participants, Beneficiaries, spouses, and Contingent Annuitants. The Plan Administrator shall determine all facts necessary to establish the right of any Claimant to benefits and the amount of those benefits under the provisions of the Plan. The Plan Administrator may establish rules and procedures to be followed by Claimants in filing claims for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan.

SECTION 9.02—EXPENSES.

Expenses of the Plan, to the extent that the Employer does not pay such expenses, may be paid out of the assets of the Plan provided that such payment is consistent with ERISA. Such expenses include, but are not limited to, expenses for bonding required by ERISA; expenses for recordkeeping and other administrative services; fees and expenses of the Trustee or Annuity Contract; expenses for investment education service; and direct costs that the Employer incurs with respect to the Plan.

SECTION 9.03—RECORDS.

All acts and determinations of the Plan Administrator shall be duly recorded. All these records, together with other documents necessary for the administration of the Plan, shall be preserved in the Plan Administrator’s custody.

Writing (handwriting, typing, printing), photostating, photographing, microfilming, magnetic impulse, mechanical or electrical recording, or other forms of data compilation shall be acceptable means of keeping records.

RESTATEMENT JANUARY 1, 1997	50	ARTICLE IX (4-44654)

SECTION 9.04—INFORMATION AVAILABLE.

Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan, the Annuity Contract or any other instrument under which the Plan was established or is operated. The Plan Administrator shall maintain all of the items listed in this section in its office, or in such other place or places as it may designate in order to comply with governmental regulations. These items may be examined during reasonable business hours. Upon the written request of a Participant or Beneficiary receiving benefits under the Plan, the Plan Administrator shall furnish him with a copy of any of these items. The Plan Administrator may make a reasonable charge to the requesting person for the copy.

SECTION 9.05—CLAIM AND APPEAL PROCEDURES.

A Claimant must submit any required forms and pertinent information when making a claim for benefits under the Plan.

If a claim for benefits under the Plan is denied, the Plan Administrator shall provide adequate written notice to the Claimant whose claim for benefits under the Plan has been denied. The notice must be furnished within 90 days of the date that the claim is received by the Plan Administrator. The Claimant shall be notified in writing within this initial 90-day period if special circumstances require an extension of time needed to process the claim and the date by which the Plan Administrator’s decision is expected to be rendered. The written notice shall be furnished no later than 180 days after the date the claim was received by the Plan Administrator.

The Plan Administrator’s notice to the Claimant shall specify the reason for the denial; specify references to pertinent Plan provisions on which denial is based; describe any additional material and information needed for the Claimant to perfect his claim for benefits; explain why the material and information is needed; inform the Claimant that any appeal he wishes to make must be in writing to the Plan Administrator within 60 days after receipt of the Plan Administrator’s notice of denial of benefits and that failure to make the written appeal within such 60-day period renders the Plan Administrator’s determination of such denial final, binding and conclusive.

If the Claimant appeals to the Plan Administrator, the Claimant (or his authorized representative) may submit in writing whatever issues and comments the Claimant (or his authorized representative) feels are pertinent. The Claimant (or his authorized representative) may review pertinent Plan documents. The Plan Administrator shall reexamine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Plan Administrator shall advise the Claimant of its decision within 60 days of his written request for review, unless special circumstances (such as a hearing) would make rendering a decision within the 60-day limit unfeasible. The Claimant must be notified within the 60-day limit if an extension is necessary. The Plan Administrator shall render a decision on a claim for benefits no later than 120 days after the request for review is received.

SECTION 9.06—DELEGATION OF AUTHORITY.

All or any part of the administrative duties and responsibilities under this article may be delegated by the Plan Administrator to a retirement committee. The duties and responsibilities of the retirement committee shall be set out in a separate written agreement.

RESTATEMENT JANUARY 1, 1997	51	ARTICLE IX (4-44654)

SECTION 9.07—EXERCISE OF DISCRETIONARY AUTHORITY.

The Employer, Plan Administrator, and any other person or entity who has authority with respect to the management, administration, or investment of the Plan may exercise that authority in its/his full discretion, subject only to the duties imposed under ERISA. This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of the Plan documents relevant to the issue under consideration. The exercise of authority will be binding upon all persons; will be given deference in all courts of law; and will not be overturned or set aside by any court of law unless found to be arbitrary and capricious or made in bad faith.

RESTATEMENT JANUARY 1, 1997	52	ARTICLE IX (4-44654)

ARTICLE X

GENERAL PROVISIONS

SECTION 10.01—AMENDMENTS.

The Employer may amend this Plan at any time, including any remedial retroactive changes (within the time specified by Internal Revenue Service regulations), to comply with any law or regulation issued by any governmental agency to which the Plan is subject.

An amendment may not diminish or adversely affect any accrued interest or benefit of Participants or their Beneficiaries nor allow reversion or diversion of Plan assets to the Employer at any time, except as may be required to comply with any law or regulation issued by any governmental agency to which the Plan is subject.

No amendment to this Plan shall be effective to the extent that it has the effect of decreasing a Participant’s accrued benefit. However, a Participant’s Account may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant’s Account with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s right to his employer-derived accrued benefit shall not be less than his percentage computed under the Plan without regard to such amendment.

No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit with respect to benefits attributable to service before the amendment except as provided in the MERGERS AND DIRECT TRANSFERS SECTION of this article and below:

(a)	The Plan is amended to eliminate or restrict the ability of a Participant to receive payment of his Account balance under a particular optional form of benefit and the amendment satisfies the condition in (1) and the Plan satisfies the condition in (2) below:

(1)	The amendment provides a single sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition (1), a single sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

(2)	The Plan provides that the amendment shall not apply to any distribution with an Annuity Starting Date earlier than the earlier of:

(i)	the 90th day after the date the Participant receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the ERISA requirements at 29 CFR 2520.104b-3 relating to a summary of material modifications, or

RESTATEMENT JANUARY 1, 1997	53	ARTICLE X (4-44654)

(ii)	the first day of the second Plan Year following the Plan Year in which the amendment is adopted.

(b)	The Plan is amended to eliminate or restrict in-kind distributions and the conditions in Q&A 2(b)(2)(iii) in section 1.411(d)-4 of the regulations are met.

If, as a result of an amendment, an Employer Contribution is removed that is not 100% immediately vested when made, the applicable vesting schedule shall remain in effect after the date of such amendment. The Participant shall not become immediately 100% vested in such Contributions as a result of the elimination of such Contribution except as otherwise specifically provided in the Plan.

An amendment shall not decrease a Participant’s vested interest in the Plan. If an amendment to the Plan, or a deemed amendment in the case of a change in top-heavy status of the Plan as provided in the MODIFICATION OF VESTING REQUIREMENTS SECTION of Article XI, changes the computation of the percentage used to determine that portion of a Participant’s Account attributable to Employer Contributions which is nonforfeitable (whether directly or indirectly), each Participant or former Participant

(c)	who has completed at least three Years of Service on the date the election period described below ends (five Years of Service if the Participant does not have at least one Hour-of-Service in a Plan Year beginning after December 31, 1988) and

(d)	whose nonforfeitable percentage will be determined on any date after the date of the change may elect, during the election period, to have the nonforfeitable percentage of his Account that results from Employer Contributions determined without regard to the amendment. This election may not be revoked. If after the Plan is changed, the Participant’s nonforfeitable percentage will at all times be as great as it would have been if the change had not been made, no election needs to be provided. The election period shall begin no later than the date the Plan amendment is adopted, or deemed adopted in the case of a change in the top-heavy status of the Plan, and end no earlier than the 60th day after the latest of the date the amendment is adopted (deemed adopted) or becomes effective, or the date the Participant is issued written notice of the amendment (deemed amendment) by the Employer or the Plan Administrator.

SECTION 10.02—DIRECT ROLLOVERS.

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

Any distributions made under the SMALL AMOUNTS SECTION of this article (or which are small amounts payments made under Article VIII at complete termination of the Plan) which are Eligible Rollover Distributions and for which the Distributee has not elected to either have such distribution paid to him or to an Eligible Retirement Plan shall be paid to the Distributee.

SECTION 10.03—MERGERS AND DIRECT TRANSFERS.

The Plan may not be merged or consolidated with, nor have its assets or liabilities transferred to, any other retirement plan, unless each Participant in the plan would (if the plan then terminated) receive a benefit

RESTATEMENT JANUARY 1, 1997	54	ARTICLE X (4-44654)

immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated). The Employer may enter into merger agreements or direct transfer of assets agreements with the employers under other retirement plans which are qualifiable under Code Section 401(a), including an elective transfer, and may accept the direct transfer of plan assets, or may transfer plan assets, as a party to any such agreement. The Employer shall not consent to, or be a party to a merger, consolidation, or transfer of assets with a defined benefit plan if such action would result in a defined benefit feature being maintained under this Plan.

Notwithstanding any provision of the Plan to the contrary, to the extent any optional form of benefit under the Plan permits a distribution prior to the Employee’s retirement, death, disability, or severance from employment, and prior to plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(1), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

The Plan may accept a direct transfer of plan assets on behalf of an Eligible Employee. If the Eligible Employee is not an Active Participant when the transfer is made, the Eligible Employee shall be deemed to be an Active Participant only for the purpose of investment and distribution of the transferred assets. Employer Contributions shall not be made for or allocated to the Eligible Employee, until the time he meets all of the requirements to become an Active Participant.

The Plan shall hold, administer, and distribute the transferred assets as a part of the Plan. The Plan shall maintain a separate account for the benefit of the Employee on whose behalf the Plan accepted the transfer in order to reflect the value of the transferred assets.

Unless a transfer of assets to the Plan is an elective transfer, as described below, the Plan shall apply the optional forms of benefit protections described in the AMENDMENTS SECTION of this article to all transferred assets.

A Participant’s protected benefits may be eliminated upon transfer between qualified defined contribution plans if the conditions in Q&A 3(b)(1) in section 1.411(d)-4 of the regulations are met. The transfer must meet all of the other applicable qualification requirements.

A Participant’s protected benefits may be eliminated upon transfer between qualified plans (both defined benefit and defined contribution) if the conditions in Q&A 3(c)(1) in section 1.411(d)-4 of the regulations are met. Beginning January 1, 2002, if the Participant is eligible to receive an immediate distribution of his entire nonforfeitable accrued benefit in a single sum distribution that would consist entirely of an eligible rollover distribution under Code Section 401(a)(31), such transfer will be accomplished as a direct rollover under Code Section 401(a)(31). The rules applicable to distributions under the plan would apply to the transfer, but the transfer would not be treated as a distribution for purposes of the minimum distribution requirements of Code Section 401(a)(9).

SECTION 10.04—PROVISIONS RELATING TO THE INSURER AND OTHER PARTIES.

The obligations of en Insurer shall be governed solely by the provisions of the Annuity Contract. The Insurer shall not be required to perform any act not provided in or contrary to the provisions of the Annuity Contract. Each Annuity Contract when purchased shall comply with the Plan. See the CONSTRUCTION SECTION of this article.

RESTATEMENT JANUARY 1, 1997	55	ARTICLE X (4-44654)

Any issuer or distributor of investment contracts or securities is governed solely by the terms of its policies, written investment contract, prospectuses, security instruments, and any other written agreements entered into with the Trustee with regard to such investment contracts or securities.

Such Insurer, issuer or distributor is not a party to the Plan, nor bound in any way by the Plan provisions. Such parties shall not be required to look to the terms of this Plan, nor to determine whether the Employer, the Plan Administrator, the Trustee, or the Named Fiduciary have the authority to act in any particular manner or to make any contract or agreement.

Until notice of any amendment or termination of this Plan or a change in Trustee has been received by the Insurer at its home office or an issuer or distributor at their principal address, they are and shall be fully protected in assuming that the Plan has not been amended or terminated and in dealing with any party acting as Trustee according to the latest information which they have received at their home office or principal address.

SECTION 10.05—EMPLOYMENT STATUS.

Nothing contained in this Plan gives an Employee the right to be retained in the Employer’s employ or to interfere with the Employer’s right to discharge any Employee.

SECTION 10.06—RIGHTS TO PLAN ASSETS.

An Employee shall not have any right to or interest in any assets of the Plan upon termination of employment or otherwise except as specifically provided under this Plan, and then only to the extent of the benefits payable to such Employee according to the Plan provisions.

Any final payment or distribution to a Participant or his legal representative or to any Beneficiaries, spouse or Contingent Annuitant of such Participant under the Plan provisions shall be in full satisfaction of all claims against the Plan, the Named Fiduciary, the Plan Administrator, the Insurer, the Trustee, and the Employer arising under or by virtue of the Plan.

SECTION 10.07—BENEFICIARY.

Each Participant may name a Beneficiary to receive any death benefit (other than any income payable to a Contingent Annuitant) that may arise out of his participation in the Plan. The Participant may change his Beneficiary from time to time. Unless a qualified election has been made, for purposes of distributing any death benefits before the Participant’s Retirement Date, the Beneficiary of a Participant who has a spouse who is entitled to a Qualified Preretirement Survivor Annuity shall be the Participant’s spouse. The Participant’s Beneficiary designation and any change of Beneficiary shall be subject to the provisions of the ELECTION PROCEDURES SECTION of Article VI. It is the responsibility of the Participant to give written notice to the Insurer of the name of the Beneficiary on a form furnished for that purpose.

With the Employer’s consent, the Plan Administrator may maintain records of Beneficiary designations for Participants before their Retirement Dates. In that event, the written designations made by Participants shall be filed with the Plan Administrator. If a Participant dies before his Retirement Date, the Plan Administrator shall certify to the Insurer the Beneficiary designation on its records for the Participant.

RESTATEMENT JANUARY 1, 1997	56	ARTICLE X (4-44654)

If there is no Beneficiary named or surviving when a Participant dies, the Participant’s Beneficiary shall be the Participant’s surviving spouse, or where there is no surviving spouse, the executor or administrator of the Participant’s estate.

SECTION 10.08—NONALIENATION OF BENEFITS.

Benefits payable under the Plan are not subject to the claims of any creditor of any Participant, Beneficiary, spouse or Contingent Annuitant. A Participant, Beneficiary, spouse or Contingent Annuitant does not have any rights to alienate, anticipate, commute, pledge, encumber, or assign any of such benefits. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant according to a domestic relations order, unless such order is determined by the Plan Administrator to be a qualified domestic relations order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985. The preceding sentences shall not apply to any offset of a Participant’s benefits provided under the Plan against an amount the Participant is required to pay the Plan with respect to a judgement, order, or decree issued, or a settlement entered into, on or after August 5, 1997, which meets the requirements of Code Sections 401(a)(13)(C) or (D).

SECTION 10.09—CONSTRUCTION.

The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the state in which the Employer has its principal office. In case any provision of this Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included.

In the event of any conflict between the provisions of the Plan and the terms of any Annuity Contract issued hereunder, the provisions of the Plan control.

SECTION 10.10—LEGAL ACTIONS.

No person employed by the Employer; no Participant, former Participant, or their Beneficiaries; nor any other person having or claiming to have an interest in the Plan is entitled to any notice of process. A final judgment entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have an interest in the Plan.

SECTION 10.11—SMALL AMOUNTS.

If consent of the Participant is not required for a benefit which is immediately distributable in the ELECTION PROCEDURES SECTION of Article VI, a Participant’s entire Vested Account shall be paid in a single sum as of the earliest of his Retirement Date, the date he dies, or the date he ceases to be an Employee for any other reason. For purposes of this section, if the Participant’s Vested Account is zero, the Participant shall be deemed to have received a distribution of such Vested Account. If a Participant would have received a distribution under the first sentence of this paragraph but for the fact that the Participant’s consent was needed to distribute a benefit which is immediately distributable, and if at a later time consent

RESTATEMENT JANUARY 1, 1997	57	ARTICLE X (4-44654)

would not be needed to distribute a benefit which is immediately distributable and such Participant has not again become an Employee, such Vested Account shall be paid in a single sum. This is a small amounts payment.

If a small amounts payment is made as of the date the Participant dies, the small amounts payment shall be made to the Participant’s Beneficiary (spouse if the death benefit is payable to the spouse). If a small amounts payment is made while the Participant is living, the small amounts payment shall be made to the Participant. The small amounts payment is in full settlement of benefits otherwise payable.

No other small amounts payments shall be made.

SECTION 10.12—WORD USAGE.

The masculine gender, where used in this Plan, shall include the feminine gender and the singular words, as used in this Plan, may include the plural, unless the context indicates otherwise.

The words “in writing” and “written,” where used in this Plan, shall include any other forms, such as voice response or other electronic system, as permitted by any governmental agency to which the Plan is subject.

SECTION 10.13—CHANGE IN SERVICE METHOD.

(a)	Change of Service Method Under This Plan. If this Plan is amended to change the method of crediting service from the elapsed time method to the hours method for any purpose under this Plan, the Employee’s service shall be equal to the sum of (1), (2), and (3) below:

(1)	The number of whole years of service credited to the Employee under the Plan as of the date the change is effective.

(2)	One year of service for the applicable computation period in which the change is effective if he is credited with the required number of Hours-of-Service. If the Employer does not have sufficient records to determine the Employee’s actual Hours-of-Service in that part of the service period before the effective date of the change, the Hours-of-Service shall be determined using an equivalency. For any month in which he would be required to be credited with one Hour-of-Service, the Employee shall be deemed for purposes of this section to be credited with 190 Hours-of-Service.

(3)	The Employee’s service determined under this Plan using the hours method after the end of the computation period in which the change in service method was effective.

If this Plan is amended to change the method of crediting service from the hours method to the elapsed time method for any purpose under this Plan, the Employee’s service shall be equal to the sum of (4), (5), and (6) below:

(4)	The number of whole years of service credited to the Employee under the Plan as of the beginning of the computation period in which the change in service method is effective.

RESTATEMENT JANUARY 1, 1997	58	ARTICLE X (4-44654)

(5)	the greater of (i) the service that would be credited to the Employee for that entire computation period using the elapsed time method or (ii) the service credited to him under the Plan as of the date the change is effective.

(6)	The Employee’s service determined under this Plan using the elapsed time method after the end of the applicable computation period in which the change in service method was effective.

(b)	Transfers Between Plans with Different Service Methods. If an Employee has been a participant in another plan of the Employer which credited service under the elapsed time method for any purpose which under this Plan is determined using the hours method, then the Employee’s service shall be equal to the sum of (1), (2), and (3) below:

(1)	The number of whole years of service credited to the Employee under the plan as of the date he became an Eligible Employee under this Plan.

(2)	One year of service for the applicable computation period in which he became an Eligible Employee if he is credited with the required number of Hours-of-Service. If the Employer does not have sufficient records to determine the Employee’s actual Hours-of-Service in that part of the service period before the date he became an Eligible Employee, the Hours-of-Service shall be determined using an equivalency. For any month in which he would be required to be credited with one Hour-of-Service, the Employee shall be deemed for purposes of this section to be credited with 190 Hours-of-Service.

(3)	The Employee’s service determined under this Plan using the hours method after the end of the computation period in which he became an Eligible Employee.

If an Employee has been a participant in another plan of the Employer which credited service under the hours method for any purpose which under this Plan is determined using the elapsed time method, then the Employee’s service shall be equal to the sum of (4), (5), and (6) below:

(4)	The number of whole years of service credited to the Employee under the other plan as of the beginning of the computation period under that plan in which he became an Eligible Employee under this Plan.

(5)	The greater of (i) the service that would be credited to the Employee for that entire computation period using the elapsed time method or (ii) the service credited to him under the other plan as of the date he became an Eligible Employee under this Plan.

(6)	The Employee’s service determined under this Plan using the elapsed time method after the end of the applicable computation period under the other plan in which he became an Eligible Employee.

If an Employee has been a participant in a Controlled Group member’s plan which credited service under a different method than is used in this Plan, in order to determine entry and vesting, the provisions in (b) above shall apply as though the Controlled Group member’s plan were a plan of the Employer.

RESTATEMENT JANUARY 1, 1997	59	ARTICLE X (4-44654)

Any modification of service contained in this Plan shall be applicable to the service determined pursuant to this section.

SECTION 10.14—MILlTARY SERVICE.

Notwithstanding any provision of this Plan to the contrary, the Plan shall provide contributions, benefits, and service credit with respect to qualified military service in accordance with Code Section 414(u).

RESTATEMENT JANUARY 1, 1997	60	ARTICLE X (4-44654)

ARTICLE XI

TOP-HEAVY PLAN REQUIREMENTS

SECTION 11.01—APPLICATION.

The provisions of this article shall supersede all other provisions in the Plan to the contrary.

For the purpose of applying the Top-heavy Plan requirements of this article, all members of the Controlled Group shall be treated as one Employer. The term Employer, as used in this article, shall be deemed to include all members of the Controlled Group, unless the term as used clearly indicates only the Employer is meant.

The accrued benefit or account of a participant which results from deductible employee contributions shall not be included for any purpose under this article.

The minimum vesting and contribution provisions of the MODIFICATION OF VESTING REQUIREMENTS and MODIFICATION OF CONTRIBUTIONS SECTIONS of this article shall not apply to any Employee who is included in a group of Employees covered by a collective bargaining agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, including the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such representatives. For this purpose, the term “employee representatives” does not include any organization more than half of whose members are employees who are owners, officers, or executives.

SECTION 11.02—DEFINITIONS.

For purposes of this article the following terms are defined:

Aggregation Group means:

(a)	each of the Employer’s qualified plans in which a Key Employee is a participant during the Plan Year containing the Determination Date (regardless of whether the plan was terminated) or one of the four preceding Plan Years,

(b)	each of the Employer’s other qualified plans which allows the plan(s) described in (a) above to meet the nondiscrimination requirement of Code Section 401(a)(4) or the minimum coverage requirement of Code Section 410, and

(c)	any of the Employer’s other qualified plans not included in (a) or (b) above which the Employer desires to include as part of the Aggregation Group. Such a qualified plan shall be included only if the Aggregation Group would continue to satisfy the requirements of Code Section 401(a)(4) and Code Section 410.

The plans in (a) and (b) above constitute the “required” Aggregation Group. The plans in (a), (b), and (c) above constitute the “permissive” Aggregation Group.

RESTATEMENT JANUARY 1, 1997	61	ARTICLE XI (4-44654)

Compensation means compensation as defined in the CONTRIBUTION LIMITATION SECTION of Article III. For purposes of determining who is a Key Employee in years beginning before January 1, 1998, Compensation shall include, in addition to compensation as defined in the CONTRIBUTION LIMITATION SECTION of Article III, elective contributions. Elective contributions are amounts excludible from the gross income of the Employee under Code Sections 125, 402(e)(3), 402(h)(1)(B), or 403(b), and contributed by the Employer, at the Employee’s election, to a Code Section 401(k) arrangement, a simplified employee pension, cafeteria plan, or tax-sheltered annuity. Elective contributions also include amounts deferred under a Code Section 457 plan maintained by the Employer.

Determination Date means as to any plan, for any plan year subsequent to the first plan year, the last day of the preceding plan year. For the first plan year of the plan, the last day of that year.

Key Employee means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was:

(a)	an officer of the Employer if such individual’s annual Compensation exceeds 50 percent of the dollar limitation under Code Section 415(b)(1)(A).

(b)	an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer if such individual’s annual Compensation exceeds 100 percent of the dollar limitation under Code Section 415(c)(1)(A).

(c)	a 5-percent owner of the Employer, or

(d)	a 1-percent owner of the Employer who has annual Compensation of more than $150,000.

The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years.

The determination of who is a Key Employee shall be made according to Code Section 416(i)(1) and the regulations thereunder.

Non-key Employee means any Employee who is not a Key Employee.

Present Value means the present value of a participant’s accrued benefit under a defined benefit plan. For purposes of establishing Present Value to compute the Top-heavy Ratio, any benefit shall be discounted only for 7.5% interest and mortality according to the 1971 Group Annuity Table (Male) without the 7% margin but with projection by Scale E from 1971 to the later of (a) 1974, or (b) the year determined by adding the age to 1920, and wherein for females the male age six years younger is used.

Top-heavy Plan means a plan which is top-heavy for any plan year beginning after December 31, 1983. This Plan shall be top-heavy if any of the following conditions exist:

(a)	The Top-heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any required Aggregation Group or permissive Aggregation Group.

(b)	This Plan is a part of a required Aggregation Group, but not part of a permissive Aggregation Group, and the Top-heavy Ratio for the required Aggregation Group exceeds 60 percent.

RESTATEMENT JANUARY 1, 1997	62	ARTICLE XI (4-44654)

(c)	This Plan is a part of a required Aggregation Group and part of a permissive Aggregation Group and the Top-heavy Ratio for the permissive Aggregation Group exceeds 60 percent.

Top-heavy Ratio means:

(a)	If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-heavy Ratio for this Plan alone or for the required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Distribution Date(s)), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

(b)	If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-heavy Ratio for any required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans of all Key Employees determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

(c)	For purposes of (a) and (b) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (i) who is not a Key Employee but who was a Key Employee in a prior year or (ii) who has not been credited with at least an hour of service with any employer maintaining the plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the Top-heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

RESTATEMENT JANUARY 1, 1997	63	ARTICLE XI (4-44654)

The accrued benefit of a participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

SECTION 11.03—MODIFlCATION OF VESTING REQUIREMENTS.

If a Participant’s Vesting Percentage determined under Article I is not at least as great as his Vesting Percentage would be if it were determined under a schedule permitted in Code Section 416, the following shall apply. During any Plan Year in which the Plan is a Top-heavy Plan, the Participant’s Vesting Percentage shall be the greater of the Vesting Percentage determined under Article I or the schedule below.

VESTING SERVICE (whole years)	NONFORFEITABLE PERCENTAGE.
Less than 3	0
3 or more	100

The schedule above shall not apply to Participants who are not credited with an Hour-of-Service after the Plan first becomes a Top-heavy Plan. The Vesting Percentage determined above applies to the portion of the Participant’s Account which is multiplied by a Vesting Percentage to determine his Vested Account, including benefits accrued before the effective date of Code Section 416 and benefits accrued before this Plan became a Top-heavy Plan.

If, in a later Plan Year, this Plan is not a Top-heavy Plan, a Participant’s Vesting Percentage shall be determined under Article I. A Participant’s Vesting Percentage determined under either Article I or the schedule above shall never be reduced and the election procedures of the AMENDMENTS SECTION of Article X shall apply when changing to or from the schedule as though the automatic change were the result of an amendment.

The part of the Participant’s Vested Account resulting from the minimum contributions required pursuant to the MODIFICATION OF CONTRIBUTIONS SECTION of this article (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or (D).

SECTION 11.04—MODIFICATION OF CONTRIBUTIONS.

During any Plan Year in which this Plan is a Top-heavy Plan, the Employer shall make a minimum contribution as of the last day of the Plan Year for each Non-key Employee who is an Employee on the last day of the Plan Year and who was an Active Participant at any time during the Plan Year. A Non-key Employee is not required to have a minimum number of Hours-of-Service or minimum amount of Compensation in order to be entitled to this minimum. A Non-key Employee who fails to be an Active Participant merely because his Compensation is less than a stated amount or merely because of a failure to make mandatory participant contributions or, in the case of a cash or deferred arrangement, elective contributions shall be treated as if he were an Active Participant. The minimum is the lesser of (a) or (b) below:

(a)	3 percent of such person’s Compensation for such Plan Year.

RESTATEMENT JANUARY 1, 1997	64	ARTICLE XI (4-44654)

(b)	The “highest percentage” of Compensation for such Plan Year at which the Employer’s contributions are made for or allocated to any Key Employee. The highest percentage shall be determined by dividing the Employer Contributions made for or allocated to each Key Employee during the Plan Year by the amount of his Compensation for such Plan Year, and selecting the greatest quotient (expressed as a percentage). To determine the highest percentage, all of the Employer’s defined contribution plans within the Aggregation Group shall be treated as one plan. The minimum shall be the amount in (a) above if this Plan and a defined benefit plan of the Employer are required to be included in the Aggregation Group and this Plan enables the defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410.

For purposes of (a) and (b) above, Compensation shall be limited by Code Section 401(a)(17).

If the Employer’s contributions and allocations otherwise required under the defined contribution plan(s) are at least equal to the minimum above, no additional contribution shall be required. If the Employer’s total contributions and allocations are less than the minimum above, the Employer shall contribute the difference for the Plan Year.

The minimum contribution applies to all of the Employer’s defined contribution plans in the aggregate which are Top-heavy Plans. A minimum contribution under a profit sharing plan shall be made without regard to whether or not the Employer has profits.

If a person who is otherwise entitled to a minimum contribution above is also covered under another defined contribution plan of the Employer’s which is a Top-heavy Plan during that same Plan Year, any additional contribution required to meet the minimum above shall be provided in this Plan.

If a person who is otherwise entitled to a minimum contribution above is also covered under a defined benefit plan of the Employer’s which is a Top-heavy Plan during that same Plan Year, the minimum benefits for him shall not be duplicated. The defined benefit plan shall provide an annual benefit for him on, or adjusted to, a straight life basis equal to the lesser of:

(c) 2 percent of his average compensation multiplied by his years of service, or

(d) 20 percent of his average compensation.

Average compensation and years of service shall have the meaning set forth in such defined benefit plan for this purpose.

For purposes of this section, any employer contribution made according to a salary reduction or similar arrangement and employer contributions which are matching contributions, as defined in Code Section 401(m), shall not apply in determining if the minimum contribution requirement has been met, but shall apply in determining the minimum contribution required.

The requirements of this section shall be met without regard to any Social Security contribution.

SECTION 11.05—MODIFICATION OF CONTRIBUTION LIMITATION.

If the provisions of subparagraph (I) of the CONTRIBUTION LIMITATION SECTION of Article III are applicable for any Limitation Year during which this Plan is a Top-heavy Plan, the contribution limitations shall

RESTATEMENT JANUARY 1, 1997	65	ARTICLE XI (4-44654)

be modified. The definitions of Defined Benefit Plan Fraction and Defined Contribution Plan Fraction in the CONTRIBUTION LIMITATION SECTION of Article III shall be modified by substituting “100 percent” in lieu of “125 percent.” In addition, an adjustment shall be made to the numerator of the Defined Contribution Plan Fraction. The adjustment is a reduction of that numerator similar to the modification of the Defined Contribution Plan Fraction described in the CONTRIBUTION LIMITATION SECTION of Article III, and shall be made with respect to the last Plan Year beginning before January 1, 1984.

The modifications in the paragraph above shall not apply with respect to a Participant so long as employer contributions, forfeitures, or nondeductible employee contributions are not credited to his account under this or any of the Employer’s other defined contribution plans and benefits do not accrue for such Participant under the Employer’s defined benefit plan(s), until the sum of his Defined Contribution and Defined Benefit Plan Fractions is less than 1.0.

This section shall cease to apply effective as of the first Limitation Year beginning on or after January 1, 2000.

RESTATEMENT JANUARY 1, 1997	66	ARTICLE XI (4-44654)

By executing this Plan, the Primary Employer acknowledges having counseled to the extent necessary with selected legal and tax advisors regarding the Plan’s legal and tax implications.

Executed this 19th day of DECEMBER, 2001.

CULLMAN SAVINGS BANK

By:

PRESIDENT
Title

Defined Contribution Plan 8.0

RESTATEMENT JANUARY 1, 1997	67	PLAN EXECUTION (4-44654)

Amendment History Addendum

This restatement reflects all current provisions of the custom plan and replaces all previous documents. The information below recognizes changes made to the plan on and after the 1997 plan year up to this restatement.

Employer Name: Cullman Savings Bank

Prior to: the first Plan Year following the date of adoption of this plan restatement

Previous Provision: The plan did not provide for a 2-step Employer Contribution allocation in years when the plan was top-heavy. If the plan was top-heavy, the Employer Contribution was allocated first to provide the top-heavy minimum.

Prior to: the date of adoption of this plan restatement

Previous Provision: The plan did not provide for a Participant to withdraw his Vested Account resulting from Rollover Contributions.

Prior to: the date of adoption of this plan restatement

Previous Provision: The plan did not provide distributions under Qualified Domestic Relations Orders, at any time, irrespective of whether the Participant attained his earliest retirement age.

Prior to: November 1, 2000

Previous Provision: The plan name was Cullman Savings Bank Profit Sharing Plan & Trust.

Previous Provision: Entry date was retroactive to the first day of the plan year.

Previous Provision: Employees were allowed the option to elect not to participate in the plan.

Previous Provision: Life insurance was allowed.

Previous Provision: Investment in employer securities was allowed by the plan.

Previous Provision: Vesting service earned prior to break in service under a rule of parity was included in the plan.

(4-44654)

Previous Provision: Distribution to an alternate payee under a qualified domestic relations order was allowed at any time irrespective of whether the member had attained the earliest retirement age.

Previous Provision: Life annuities were not allowed.

Previous Provision: Rollovers contributions were not allowed.

Previous Provision: Disability was determined by medical examination and could be determined immediately.

(4-44654)

OPERATIONAL HISTORY ADDENDUM TO

PRINCIPAL FINANCIAL GROUP DEFINED CONTRIBUTION PLAN DOCUMENTS

The following provisions apply for Plan Years during the transition period between the earliest effective date under the law changes, collectively referred to as GUST, and the date the Employer adopts the GUST restated plan.

Definition of Highly Compensated Employee

a)	For the Plan Years marked, the Employer made the top-paid group election.

        ☐  1997        ☐  1998        ☐  1999        ☐  2000        ☐   2001

b)	For the Plan Years marked, the Employer made the calendar year data election.

        ☐  1997        ☐  1998        ☐  1999        ☐  2000        ☐   2001

c)	For the Plan Year marked, the Employer made the calendar year election.

        ☐  1997

ADP/ACP Testing

a)	For the Plan Years marked, the Employer used the prior year testing method for the ADP/ACP test.

        ☐  1997        ☐  1998        ☐  1999        ☐  2000        ☐   2001

b)	For the Plan Years marked, the Employer used the current year testing method for the ADP/ACP test.

        ☐  1997        ☐  1998        ☐  1999        ☐  2000        ☐   2001

Complete (c) and (d) below if this is a plan that was restated to a Principal Financial Group plan document after December 31, 1996 and the ADP and ACP tests used different testing methods.

c)	For the Plan Years marked, the Employer used the prior year testing method for the ADP test and the current year testing method for the ACP test.

        ☐  1997        ☐  1998        ☐  1999        ☐  2000        ☐   2001

d)	For the Plan Years marked, the Employer used the current year testing method for the ADP test and the prior year testing method for the ACP test.

        ☐  1997        ☐  1998        ☐  1999        ☐  2000        ☐   2001

Subtype 101006	1	Annuity Contract No. GA 4-44654

e)	For the Plan Year marked, the Employer used 3% as the nonhighly compensated employees ADP.

        ☐  1997        ☐  1998        ☐  1999        ☐  2000        ☐   2001

f)	For the Plan Year marked, the Employer used 3% as the nonhighly compensated employees ACP.

        ☐  1997        ☐  1998        ☐  1999        ☐  2000        ☐   2001

Distribution Requirements (Minimum Distributions)

a)	The plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the 2001 Proposed Regulations for distributions made on or after June 14, 2001, for calendar years beginning on or after January 1, 2001, unless otherwise specified below.

1)	☐ These provisions will be applied for distributions made on or after , for calendar years beginning on or after January 1, 2001. Such date shall be substituted for June 14, 2001, in the applicable provisions of the Plan.

2)	☐ These provisions will be applied for all distributions made for calendar years beginning on or after January 1, 2001.

3)	☐ These provisions will be applied for all distributions made for calendar years beginning on or after January 1, 2002. These provisions will not be applied for distributions made for the 2001 calendar year.

Compensation Definition (Qualified Transportation Fringe Benefits)

a)	Amounts excludible from the gross income of the Employee by reason of Code Section 132(f)(4) shall not be included in any definition of Compensation for years beginning before January 1, 2001, unless otherwise specified below.

1)	☐ Such amounts shall be included for years beginning January 1, . (Must be 1998, 1999, or 2000.)

Eligible Rollover Distributions (Hardship Distributions)

a)	Hardship distributions made after December 31, 1998 are not Eligible Rollover Distributions, unless otherwise specified below.

1)	☐ Hardship distributions made after December 31, 1999 are not Eligible Rollover Distributions.

2)	☐ Hardship distributions made after , are not Eligible Rollover Distributions. (Must be between January 1, 1999 and December 31, 1999)

401(k) Safe Harbor Provisions

a)	For the Plan Years marked, the plan operated as a 401(k) safe harbor plan.

☐  1999        ☐  2000        ☐   2001

Subtype 101006	2	Annuity Contract No. GA 4-44654

b)	The 401(k) safe harbor provisions satisfied the ADP/ACP test safe harbors as specified in the plan document, unless otherwise specified below.

1)	☐ The 401(k) safe harbor provisions satisfied the ADP/ACP test safe harbors for the 1999 Plan Year for

☐  ADP/ACP            ☐  ADP only

2)	☐ The 401(k) safe harbor provisions satisfied the ADP/ACP test safe harbors for the 2000 Plan Year for

☐  ADP/ACP            ☐  ADP only

3)	☐ The 401(k) safe harbor provisions satisfied the ADP/ACP test safe harbors for the 2001 Plan Year for

☐  ADP/ACP            ☐  ADP only

c)	The ADP Test Safe Harbor was satisfied using the contributions specified in the plan document, unless otherwise specified below.

1)	☐ For the 1999 Plan Year the ADP Test Safe Harbor was satisfied using

☐ Qualified matching contribution - basic formula.

☐ Qualified matching contribution - enhanced formula

☐ Qualified nonelective contribution.

.

2)	☐ For the 2000 Plan Year the ADP Test Safe Harbor was satisfied using

☐ Qualified matching contribution - basic formula.

☐ Qualified matching contribution - enhanced formula

☐ Qualified nonelective contribution.

.

Subtype 101006	3	Annuity Contract No. GA 4-44654

3)	☐ For the 2001 Plan Year the ADP Test Safe Harbor was satisfied using

☐ Qualified matching contribution - basic formula.

☐ Qualified matching contribution - enhanced formula

☐ Qualified nonelective contribution.

.

Complete these sections if the plan restated to a Principal Financial Group plan document after December 31, 1996 or this is an individually designed plan document.

Small Amounts (Involuntary Distributions.)

a)	The involuntary distribution cash out limit (small amounts limit) was $3,500 for Plan Years beginning before August 6, 1997 and was increased to $5,000 for Plan Years beginning on or after August 7, 1997, unless otherwise specified below.

1)	☐ The involuntary distribution cash out limit was increased to $5,000 on , (The date the plan restated to a Principal Financial Group prototype or individually designed plan document with the above involuntary distribution cash out limit or an earlier date, if applicable.)

2)	☐ Prior to , the involuntary distribution cash out limit was ☐ not included in the plan document ☐ $

NOTE: (3) and (4) are only available on an individual designed plan document.

3)	☒ The involuntary distribution cash out limit is as stated in the plan document.

4)	☐ The involuntary distribution cash out limit is not included in the plan document.

Subtype 101006	4	Annuity Contract No. GA 4-44654

Repeal of Family Aggregation

a)	For the Plan Years marked, the Employer applied the family aggregation rules for determining the amount of contributions made for or allocated to a member.

☐ 1997 ☐ 1998 ☐ 1999 ☐ 2000 ☐ 2001

Subtype 101006	5	Annuity Contract No. GA 4-44654

AMENDMENT TO ADD TRANSACTION PROCESSING SECTION

CULLMAN SAVINGS BANK PROFIT SHARING PLAN

The Plan named above gives the Employer the right to amend it at any time. According to that right, the Plan is amended effective as of the signature date below, as follows:

By adding to the Table of Contents the following Section 9.08:

Section 9.08—Transaction Processing

By adding the following Section 9.08 to Article IX:

SECTION 9.08—TRANSACTION PROCESSING.

Transactions (including, but not limited to, investment directions, trades, loans, and distributions) shall be processed as soon as administratively practicable after proper directions are received from the Participant or such other parties. No guarantee is made by the Plan, Plan Administer, Trustee, Insurer, or Employer that such transactions will be processed on a daily or other basis, and no guarantee is made in any respect regarding the processing time of such transactions.

Nothwithstanding any other provision of the Plan, the Employer, the Plan Administrator, or the Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, the Plan Administrator, or the Trustee. Administrative practicality will be determined by legitimate business factors (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider) and in no event will be deemed to be less than 14 days. The processing date of a transaction shall be binding for all purposes of the Plan and considered the applicable Valuation Date for any transaction.

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly herein. All other provisions of the Plan remain unchanged and controlling.

Subtype 101006 Transaction Processing	1	(4-44654)

Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an Inactive Participant.

Signed this 29th day of December, 2003.

For the Employer

By
Title	VP/Controller

Subtype 101006 Transaction Processing	2	(4-44654)

MODEL AMENDMENT TO COMPLY WITH THE 401 (a) (9) FINAL AND

TEMPORARY REGULATIONS

Plan Name CULLMAN SAVINGS BANK PROFIT SHARING PLAN

The plan named above gives the Employer the right to amend it at any time. According to that right, the Plan is amended by adopting the model amendment set forth below.

The plan’s existing minimum distribution provisions are superseded to the extent they are inconsistent with the provisions of this model amendment, but those provisions that are not inconsistent (such as the plan’s definition of required beginning date) shall be retained. The plan’s minimum distribution provisions are amended as follows:

ARTICLE VII. MINIMUM DISTRIBUTION REQUIREMENTS.

Section 1. General Rules

1.1.	Effective Date. The provisions of this article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

1.2.	Coordination with Minimum Distribution Requirements Previously in Effect. This amendment is not effective until calendar years beginning with the 2003 calendar year, therefore, no coordination is required.

1.3.	Precedence. The requirements of this article will take precedence over any inconsistent provisions of the plan.

1.4.	Requirements of Treasury Regulations Incorporated. All distributions required under this article will be determined and made in accordance with the Treasury regulations under section 401 ( a) (9) of the Internal Revenue Code.

1.5.	TEFRA Section 242 (b) (2) Elections. Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242 (b) (2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242 (b) (2) of TEFRA.

Section 2. Time and Manner of Distribution.

2.1.	Required Beginning Date. The participant’s entire interest will be distributed, or begin to be distributed, to the participant no later than the participant’s required beginning date.

Des Moines, IA 50392-0001

F599PN-1

Subtype 101006 Minimum Required Distribution	1	4-44654

2.2.	Death of Participant Before Distributions Begin. If the participant dies before distributions begin, the participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)

If the participant’s surviving spouse is the participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant would have attained age 70 1/2 if later, except to the extent that an election is made to receive distributions in accordance with the 5-year rule. Under the 5-year rule, the participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(b)	If the participant’s surviving spouse is not the participant’s sole designated beneficiary, then distributions will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, except to the extent that an election is made to receive distributions in accordance with the 5-year rule. Under the 5-year rule, the participant’s entire interest will be distributed to the designated beneficiary by December of the calendar year containing the fifth anniversary of the participant’s death.

(c)	If there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, the participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(d)	If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this section 2.2, other than section 2.2(a), will apply as if the surviving spouse were the participant.

For purposes of this section 2.2. and section 4, unless section 2.2(d) applies, distributions are considered to begin on the participant’ required beginning date. If section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before

Des Moines, IA 50392-0001

F599PN-1

Subtype 101006 Minimum Required Distribution	2	4-44654

the participant’s required beginning date (or to the participant’s surviving spouse before the date distributions are required begin to the surviving spouse under section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

2.3.	Forms of Distribution. Unless the participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections 3 and 4 of this article. If the participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

Section 3. Required Minimum Distributions During Participant’s Lifetime.

3.1.	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the participant’s lifetime, the minimum amount that will distributed for each distribution calendar year is the lesser of:

(a)	the quotient obtained by dividing the participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s age as of the participant’s birthday in the distribution calendar year; or

(b)	if the participant’s sole designated beneficiary for the distribution calendar year is the participant’s spouse, the quotient obtained by dividing the participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s and spouse’s attained ages as of the participant’s and spouse’s birthdays in the distribution calendar year.

3.2.	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant’s date of death.

Des Moines, IA 50392-0001

F599PN-1

Subtype 101006 Minimum Required Distribution	3	4-44654

Section 4. Required Minimum Distributions After Participant’s Death.

4.1.	Death On or After Date Distributions Begin.

(a)	Participant Survived by Designated Beneficiary. If the participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant’s designated beneficiary, determined as follows:

(1)	The participant’s remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(2)	If the participant’s surviving spouse is the participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the participant’s surviving spouse is not the participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant’s death, reduced by one for each subsequent year.

(b)	No Designated Beneficiary. If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the participant’s remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

4.2.	Death Before Date Distributions Begin.

(a)

Participant Survived by Designated Beneficiary. If the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after

Des Moines, IA 50392-0001

F599PN-1

Subtype 101006 Minimum Required Distribution	4	4-44654

the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the remaining life expectancy of the participant’s designated beneficiary, determined as provided in section 4.1, except to the extent that an election is made to receive distributions in accordance with the 5-year rule. Under the 5-year rule, the participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(b)	No Designated Beneficiary. If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, distribution of the participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(c)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the participant dies before the date distributions begin, the participant’s surviving spouse is the participant’s sole designated beneficiary, and the surviving spouse dies before the distributions are required to begin to the surviving spouse under section 2.2(a), this section 4.2 will apply as if the surviving spouse were the participant.

Section 5. Definitions.

5.1.	Designated beneficiary. The individual who is designated as the beneficiary under the BENEFICIARY SECTION of Article X of the plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

Des Moines, IA 50392-0001

F599PN-1

Subtype 101006 Minimum Required Distribution	5	4-44654

5.2.	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant’s required beginning date. For distributions beginning after the participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 2.2. The required minimum distribution for the participant’s first distribution calendar year will be made on or before the participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution year in which the participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

5.3.	Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

5.4.	Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.5.	Required beginning date. The date specified in the DEFINITIONS SECTION of Article VII of the plan.

Section 6. Election to Allow Participants or Beneficiaries to Elect 5-Year Rule.

Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in sections 2.2 and 4.2 of Article VII of the plan applies to distributions after the death of a participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under section 2.2 of Article VII of the plan, or by September 30 of the calendar year which contains the fifth anniversary of the participant’s (or, if applicable, surviving spouse’s) death. If neither the participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with the life expectancy rule under sections 2.2 and 4.2 of Article VII of the plan.

Des Moines, IA 50392-0001

F599PN-1

Subtype 101006 Minimum Required Distribution	6	4-44654

Section 7. Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions.

A designated beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

This amendment is made an integral part of the aforesaid plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly therein. All other provisions of the Plan, remain unchanged and controlling.

Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an Inactive Participant.

Signing this amendment, the Employer, as plan sponsor, has made the decision to adopt this plan amendment. The Employer is acting in reliance on its own discretion and on the legal and tax advice of its own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.

Signed this 29th day of December, 2003.

For the Employer,

By
President & CEO
Business Title

Des Moines, IA 50392-0001
F599PN-1

Subtype 101006 Minimum Required Distribution	7	4-44654

GOOD FAITH AMENDMENT TO COMPLY WITH CODE SECTION 401(a)(31)(B) AS AMENDED BY THE ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001 (EGTRRA)

This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. This amendment shall be effective as of March 28, 2005. This amendment shall continue to apply to the Plan, including the Plan as later amended, until such provisions are integrated into the Plan or the good faith compliance EGTRRA amendment provisions are specifically amended.

This amendment shall supersede any previous good faith compliance EGTRRA amendment and the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

Plan Name: CULLMAN SAVINGS BANK PROFIT SHARING PLAN

The Plan named above gives the Employer the right to amend it at any time. According to that right, the Plan is amended as follows:

AUTOMATIC ROLLOVERS

In the event of a mandatory distribution greater than $1,000 in accordance with the small amounts payment provisions of Article VIII or the SMALL AMOUNTS SECTION of Article X, if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly in accordance with the DIRECT ROLLOVERS SECTION of Article X, then the Plan Administrator will pay the distribution in a Direct Rollover to an individual retirement plan with an affiliate of Principal Life Insurance Company. In the event of any other small amounts payment to a Distributee in accordance with the small amounts payment provisions of Article VIII or the SMALL AMOUNTS SECTION of Article X, if the Distributee does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover or to receive the distribution directly in accordance with the DIRECT ROLLOVERS SECTION of Article X, then the Plan Administrator will pay the distribution to the Distributee.

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly herein. All other provisions of the Plan remain unchanged and controlling.

Signing this amendment, the Employer, as plan sponsor, has made the decision to adopt this plan amendment. The Employer is acting in reliance on its own discretion and on the legal and tax advice of its own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.

Signed this 18th day of April, 2005.

For the Employer

By
V.P. / Controller
Title

Group Annuity Contract No. 4-44654

Subtype 110218	1

GOOD FAITH COMPLIANCE AMENDMENT TO MODIFY THE DEFINITION OF

DEPENDENT DUE TO CHANGES UNDER CODE SECTION 152

This amendment of the Plan is adopted to modify the definition of dependent for purposes of hardship withdrawals due to changes to Code Section 152. This amendment is intended as good faith compliance with the guidance issued by the Internal Revenue Service with respect to plans that defined dependent by reference to Code Section 152. This amendment shall continue to apply to the Plan, including the Plan as later amended, until such provisions are integrated into the Plan or the good faith compliance provisions of this amendment are specifically amended.

This amendment shall supersede any previous good faith compliance amendment and the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

CULLMAN SAVINGS BANK PROFIT SHARING PLAN

The provisions of this amendment shall be effective as of the first day of the first Plan Year beginning on or after January 1, 2006.

The Plan named above gives the undersigned the right to amend it at any time. According to that right, the Plan is amended as follows:

HARDSHIP DISTRIBUTIONS

This section modifies the financial hardship withdrawal provisions of the: WITHDRAWAL BENEFITS SECTION of Article V, where applicable.

Modification of the list of events for immediate and heavy financial needs. Existing immediate and heavy financial needs are modified as follows:

Replace (i) expenses which are not reimbursed or compensated by insurance or otherwise and are incurred or necessary for medical care of the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Code Section 152) with (i) expenses which are not reimbursed or compensated by insurance or otherwise and are incurred or necessary for medical care of the Participant. the Participant’s spouse or any dependents of the Participant (as defined in Code Section 152, and for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2), and (d)(l)(B)).

Replace (iii) payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents with (iii) payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents (as defined in Code Section 152, and for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(l), (b)(2), and (d)(l)(B)).

Any modification made above shall not apply if it conflicts with an event already defined in a different manner in the Plan.

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly therein. All other provisions of the Plan remain unchanged and controlling.

Subtype 110218	1	(444654)

Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an Inactive Participant.

Signing this amendment, the undersigned, as plan sponsor, has made the decision to adopt this plan amendment. The undersigned is acting in reliance on their own discretion and on the legal and tax advice of their own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.

Signed this 1st day of August, 2006.

For the Employer

By:
President / CEO
Title

Subtype 110218	2	(444654)

AMENDMENT NO. 1

CULLMAN SAVINGS BANK PROFIT SHARING PLAN

The Plan named above gives the Employer the right to amend it at any time. According to that right, the Plan is amended effective December 1, 2007, as follows:

By striking the definitions of Eligibility Break in Service and Eligibility Computation Period from the DEFINITIONS SECTION of Article I.

By striking the definition of Eligibility Service in the DEFINITIONS SECTION of Article I and substituting the following:

Eligibility Service means an Employee’s Period of Service. Eligibility Service shall be measured from his Employment Commencement Date to his most recent Severance Date. Eligibility Service shall be reduced by any Period of Severance that occurred prior to his most recent Severance Date, unless such Period of Severance is included under the service spanning rule below. This period of Eligibility Service shall be expressed as months (on the basis that 30 days equal one month).

However, Eligibility Service is modified as follows:

Period of Military Duty included:

A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited.

Period of Severance included (service spanning rule):

A Period of Severance shall be deemed to be a Period of Service under either of the following conditions:

(a)	the Period of Severance immediately follows a period during which an Employee is not absent from work and ends within 12 months; or

(b)	the Period of Severance immediately follows a period during which an Employee is absent from work for any reason other than quitting, being discharged, or retiring (such as a leave of absence or layoff) and ends within 12 months of the date he was first absent.

Control Group service included:

An Employee’s service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer.

By striking the definition of Hour-of-Service from the DEFINITIONS SECTION of Article I and substituting the following:

Hour-of-Service means, for the elapsed time method of crediting service in this Plan, each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer. Hour-of-Service means, for the hours method of crediting service in this Plan, the following:

(a)	Each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer during the applicable computation period.

Amendment No. 1	1	(4-44654)

(b)	Each hour for which an Employee is paid, or entitled to payment, by the Employer because of a period of time in which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding provisions of this subparagraph (b), no credit will be given to the Employee:

(1)	for more than 501 Hours-of-Service under this subparagraph (b) on account of any single continuous period in which the Employee performs no duties (whether or not such period occurs in a single computation period), or

(2)	for an Hour-of-Service for which the Employee is directly or indirectly paid, or entitled to payment, on account of a period in which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s or workmen’s compensation, or unemployment compensation, or disability insurance laws; or

(3)	for an Hour-of-Service for a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

For purposes of this subparagraph (b), a payment shall be deemed to be made by, or due from the Employer, regardless of whether such payment is made by, or due from the Employer, directly or indirectly through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate.

(c)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours-of-Service shall not be credited both under subparagraph (a) or subparagraph (b) above (as the case may be) and under this subparagraph (c). Crediting of Hours-of-Service for back pay awarded or agreed to with respect to periods described in subparagraph (b) above will be subject to the limitations set forth in that subparagraph.

The crediting of Hours-of-Service above shall be applied under the rules of paragraphs (b) and (c) of the Department of Labor Regulation 2530.200b-2 (including any interpretations or opinions implementing such rules); which rules, by this reference, are specifically incorporated in full within this Plan. The reference to paragraph (b) applies to the special rule for determining hours of service for reasons other than the performance of duties such as payments calculated (or not calculated) on the basis of units of time and the rule against double credit. The reference to paragraph (c) applies to the crediting of hours of service to computation periods.

Hours-of-Service shall be credited for employment with any other employer Required to be aggregated with the Employer under Code Sections 414(b), (c), (m), or (o) and the regulations thereunder for purposes of eligibility and vesting. Hours of Service shall also be credited for any individual who is considered an employee for purposes of this Plan pursuant to Code Section 414(n) or (o) and the regulations thereunder.

Amendment No. 1	2	(4-44654)

Solely for purposes of determining whether a one-year break in service has occurred for eligibility or vesting purposes, during a Parental Absence an Employee shall be credited with the Hours-of-Service which would otherwise have been credited to the Employee but for such absence, or in any case in which such hours cannot be determined, eight Hours-of-Service per day of such absence. The Hours-of-Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period; or in all other cases, in the following computation period.

By adding the following definitions to the DEFINITIONS SECTION of Article I:

Period of Service means a period of time beginning on an Employee’s Employment Commencement Date or Reemployment Commencement Date (whichever applies) and ending on his Severance Date.

Period of Severance means a period of time beginning on an Employee’s Severance Date and ending on the date he again performs an Hour of Service.

A one-year Period of Severance means a Period of Severance of 12 consecutive months.

Solely for purposes of determining whether a one-year Period of Severance has occurred for eligibility or vesting purposes, the consecutive 12-month period beginning on the first anniversary of the first date of a Parental Absence shall not be a one-year Period of Severance.

By striking the definition of Reemployment Commencement Date in the DEFINITIONS SECTION of Article I and substituting the following:

Reemployment Commencement Date means the date an Employee first performs an Hour-of-Service following a Period of Severance.

By adding the following definition to the DEFINITIONS SECTION or Article I:

Severance Date means the earlier of:

(a)	the date on which an Employee quits, retires, dies, or is discharged, or

(b)	the first anniversary of the date an Employee begins a one-year absence from service (with or without pay). This absence may be the result of any combination of vacation, holiday, sickness, disability, leave of absence, or layoff.

Solely to determine whether a one-year Period of Severance has occurred for eligibility or vesting purposes for an Employee who is absent from service beyond the first anniversary of the first day of a Parental Absence, Severance Date is the second anniversary of the first day of the Parental Absence. The period between the first and second anniversaries of the first day of the Parental Absence is not a Period of Service and is not a Period of Severance.

Amendment No. 1	3	(4-44654)

By striking item (1) from subparagraph (a) in the ACTIVE PARTICIPANT SECTION of Article II and substituting the following:

(1) He has completed six months of Eligibility Service before his Entry Date.

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly herein. All other provisions of the Plan remain unchanged and controlling.

Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an Inactive Participant.

Signing this amendment, the Employer, as plan sponsor, has made the decision to adopt this plan amendment. The Employer is acting in reliance on its own discretion and on the legal and tax advice of its own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.

Signed this 12th day of December, 2007.

CULLMAN SAVINGS BANK

By
President/CEO
Title

Amendment No. 1	4	(4-44654)

2007 INTERIM AMENDMENT TO COMPLY WITH

THE FINAL REGULATIONS UNDER CODE SECTION 415

AND THE AMENDMENTS TO

THE FINAL REGULATIONS UNDER CODE SECTION 411(d)

This amendment of the Plan is adopted to comply with the requirements of the final regulations under Code Section 415 and the amendments to the final regulations under Code Section 411(d). This amendment is to be construed in accordance with such regulations. This amendment shall continue to apply to the Plan, including the Plan as later amended, until such provisions are integrated into the Plan or the provisions of this amendment are specifically amended.

This amendment shall supersede any previous amendment and the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

CULLMAN SAVINGS BANK PROFIT SHARING PLAN

The Plan named above gives the undersigned the right to amend it at any time. According to that right, the Plan is amended as follows:

FINAL REGULATIONS UNDER CODE SECTION 415

Except as otherwise provided, the provisions of the following sections shall be effective as of the first day of the first Limitation Year beginning on or after July 1, 2007.

DEFINITIONS

This section modifies the DEFINITIONS SECTION of Article I.

Modification of the Definition of ANNUAL COMPENSATION. The definition of Annual Compensation, if applicable, is modified effective as of the first day of the first Plan Year beginning on or after July 1 2007 as follows:

If the Compensation Year, Plan Year, and Limitation Year (as defined in the CONTRIBUTION LIMITATION SECTION of Article III) are the same, Annual Compensation shall include amounts earned but not paid during the Compensation Year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next Compensation Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees, and no Compensation is included in more than one Compensation Year.

The final regulations allow this modification if the plan sponsor so chooses. This is an optional change that is allowed but is not required by the final regulations. Mark the box below if this modification is not to apply:

☐	Such amounts shall not be included.

Subtype 110218	1 000134	4-44654

Modification of the Definition of COMPENSATION. The definition of Compensation, if applicable, is modified effective as of the first day of the first Plan Year beginning on or after July 1, 2007 as follows:

If the definition of earnings in the definition of Compensation is defined as “wages, salaries, and fees for professional services ……,” the definition of earnings is modified as follows:

“Earnings” in this definition means wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in section 1.62-2(c) of the regulations)), and excluding the following:

(a)	employer contributions (other than elective contributions described in Code Section 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), and whether or not qualified) to the extent such contributions are not includible in the Employee’s gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified);

(b)	amounts realized from the exercise of a nonstatutory stock option (that is, an option other than a statutory stock option as defined in section 1.421-1(b) of the regulations), or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(c)	amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option,

(d)	other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code Section 125); and

(e)	other items of remuneration that are similar to any of the items listed in (a) through (d) above.

The final regulations also allow (a) above to be further modified if the plan sponsor so chooses. This is an optional change that is allowed but is not required by the final regulations. Mark the box below if this modification is to apply:

☒	(a) above is modified to not exclude amounts received during the year by an Employee pursuant to a nonqualified unfunded deferred compensation plan to the extent includible in gross income.

In addition, Compensation is modified as follows:

Except as provided herein, Compensation for a specified period is the Compensation actually paid or made available (or if earlier, includible in gross income) during such period.

Subtype 110218	2 000134	4-44654

Compensation for a Plan Year shall also include Compensation paid by the later of 2 1/2 months after an Employee’s Severance from Employment with the Employer maintaining the Plan or the end of the Plan Year that includes the date of the Employee’s Severance from Employment with the Employer maintaining the Plan, if the payment is regular Compensation for services during the Employee’s regular working hours, or Compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a Severance from Employment, the payments would have been paid to the Employee while the Employee continued in employment with the Employer.

The final regulations also allow other types of post-severance Compensation to be included if the plan sponsor so chooses. This is an optional change that is allowed but is not required by the final regulations. Mark the box below to include these other types of post-severance Compensation:

☐

Compensation for a Plan Year shall also include Compensation paid by the later of 2 1/2 months after an Employee’s Severance from Employment with the Employer maintaining the Plan or the end of the Plan Year that includes the date of the Employee’s Severance from Employment with the Employer maintaining the Plan, if: (i) the payment is for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued; or (ii) the payment is received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.

Any payments not described above shall not be considered Compensation if paid after Severance from Employment, even if they are paid by the later of 2 1/2 months after the date of Severance from Employment or the end of the Plan Year that includes the date of Severance from Employment, except, payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

The final regulations also provide another exception to the post-severance Compensation rules. This is an optional change that is allowed but is not required by the final regulations. Mark the box below and the applicable selection to include this type of post-severance Compensation:

☐	Compensation shall also include post-severance Compensation paid to a Participant who is permanently and totally disabled, as defined in Code Section 22(e)(3), provided the condition below is met. Select one of the following:

☐	Salary continuation applies to all Participants who are permanently and totally disabled for a fixed or determinable period.

☐	The Participant was not a highly compensated employee, as defined in Code Section 414(q), immediately before becoming disabled.

Back pay, within the meaning of section 1.415(c)-2(g)(8) of the regulations, shall be treated as Compensation for the Plan Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included in this definition.

Compensation paid or made available during a specified period shall include amounts that would otherwise be included in Compensation but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b). Compensation shall also include employee contributions “picked up” by a governmental entity and, pursuant to Code Section 414(h)(2), treated as Employer contributions.

Subtype 110218	3 000134	4-44654

For Plan Years beginning on or after January 1, 2002, the annual Compensation of each Participant taken into account in determining contributions and allocations for any determination period (the period over which Compensation is determined) shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning with or within such calendar year.

Modification of the Definition of PREDECESSOR EMPLOYER. The definition of Predecessor Employer is modified by striking the words “means a firm” from the first sentence and substituting in lieu thereof “means, except for purposes of the CONTRIBUTION LIMITATION SECTION of Article III, a firm.”

Modification of the Definition of SEVERANCE FROM EMPLOYMENT. If the Plan includes a definition of Severance from Employment in Article I, the definition of Severance from Employment is modified by striking the first sentence and substituting in lieu thereof the following:

Severance from Employment means, except for purposes of the CONTRIBUTION LIMITATION SECTION of Article III, an Employee has ceased to be an Employee.

If the Plan includes a definition of Compensation in Article I and does not include a definition of Severance from Employment in Article I, the following definition of Severance from Employment is added:

Severance from Employment means, except for purposes of the CONTRIBUTION LIMITATION SECTION of Article III, an Employee has ceased to be an Employee. The Plan Administrator shall determine if a Severance from Employment has occurred in accordance with section 1.401(k)-1(d)(2) of the regulations.

CONTRIBUTION LIMITATION

This section strikes the CONTRIBUTION LIMITATION SECTION of Article III, and substitutes in lieu thereof the following:

SECTION 3.03 (3.02 or 3.04, if applicable)—CONTRIBUTION LIMITATION.

Contributions to the Plan shall be limited in accordance with Code Section 415 and the regulations thereunder. The limitations of this section shall apply to Limitation Years beginning on or after July 1, 2007, except as otherwise provided herein.

(a)	Definitions. For the purpose of determining the contribution limitation set forth in this section, the following terms are defined:

Annual Additions means the sum of the following amounts credited to a Participant’s account for the Limitation Year:

(1)	employer contributions;

(2)	employee contributions; and

(3)	forfeitures.

Annual Additions to a defined contribution plan, as defined in section 1.415(c)-1(a)(2)(i) of the regulations, shall also include the following:

(4)	mandatory employee contributions, as defined in Code Section 411(c)(2)(C) and section 1.411(c)-1(c)(4) of the regulations, to a defined benefit plan;

Subtype 110218	4 000134	4-44654

(5)	contributions allocated to any individual medical benefit account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer;

(6)	amounts attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, and

(7)	annual additions under an annuity contract described in Code Section 403(b).

Compensation means whichever of the following applies:

If Compensation is currently defined as “wages within the meaning of Code Section 3401(a) and all other payments .......,” Compensation means wages, within the meaning of Code Section 3401(a), and all other payments of compensation to an employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Compensation shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). The type of compensation that is reported in the “Wages, Tips and Other Compensation” box on Form W-2 satisfies this definition.

If Compensation is currently defined as “wages within the meaning of Code Section 3401(a) for the purposes of income tax withholding .....,” Compensation means wages within the meaning of Code Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

If Compensation is currently defined as “wages, salaries, and fees for professional services .....,” Compensation means wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in section 1.62-2(c) of the regulations)), and excluding the following:

(1)	employer contributions (other than elective contributions described in Code Section 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), and whether or not qualified) to the extent such contributions are not includible in the employee’s gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified);

(2)	amounts realized from the exercise of a nonstatutory stock option (that is, an option other than a statutory stock option as defined in section 1.421-1(b) of the regulations), or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

Subtype 110218	5 000134	4-44654

(3)	amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;

(4)	other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee and are not salary reduction amounts that are described in Code Section 125); and

(5)	other items of remuneration that are similar to any of the items listed in (1) through (4) above.

The final regulations also allow (1) above to be further modified if the plan sponsor so chooses. This is an optional change that is allowed but is not required by the final regulations. Mark the box below if this modification is to apply:

☒	(1) above is modified to not exclude amounts received during the year by an employee pursuant to a nonqualified unfunded deferred compensation plan to the extent includible in gross income.

For any Self-employed Individual, Compensation means Earned Income.

Except as provided herein, Compensation for a Limitation Year is the Compensation actually paid or made available (or if earlier, includible in gross income) during such Limitation Year. Compensation for a Limitation Year shall include amounts earned but not paid during the Limitation Year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next Limitation Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated employees, and no Compensation is included in more than one Limitation Year.

The final regulations allow this modification if the plan sponsor so chooses. This is an optional change that is allowed but is not required by the final regulations. Mark the box below if this modification is not to apply:

☐	Such amounts shall not be included.

Compensation for a Limitation Year shall also include Compensation paid by the later of 2  1/2 months after an employee’s Severance from Employment with the Employer maintaining the plan or the end of the Limitation Year that includes the date of the employee’s Severance from Employment with the Employer maintaining the plan, if the payment is regular Compensation for services during the employee’s regular working hours, or Compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a Severance from Employment, the payments would have been paid to the employee while the employee continued in employment with the Employer.

Subtype 110218	6 000134	4-44654

The final regulations also allow other types of post-severance Compensation to be included if the plan sponsor so chooses. This is an optional change that is allowed but is not required by the final regulations. Mark the box below to include these other types of post-severance Compensation:

☐

Compensation for a Limitation Year shall also include Compensation paid by the later of 2 1/2 months after an employee’s Severance from Employment with the Employer maintaining the plan or the end of the Limitation Year that includes the date of the employee’s Severance from Employment with the Employer maintaining the plan, if: (i) the payment is for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued; or (ii) the payment is received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.

Any payments not described above shall not be considered Compensation if paid after Severance from Employment, even if they are paid by the later of 2 1/2 months after the date of Severance from Employment or the end of the Limitation Year that includes the date of Severance from Employment, except, payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

The final regulations also provide another exception to the post-severance Compensation rules. This is an optional change that is allowed but is not required by the final regulations. Mark the box below and the applicable selection to include this type of post-severance Compensation:

☐	Compensation shall also include post-severance Compensation paid to a Participant who is permanently and totally disabled, as defined in Code Section 22(e)(3), provided the condition below is met. Select one of the following:

☐	Salary continuation applies to all Participants who are permanently and totally disabled for a fixed or determinable period.

☐	The Participant was not a highly compensated employee, as defined in Code Section 414(q), immediately before becoming disabled.

Back pay, within the meaning of section 1.415(c)-2(g)(8) of the regulations, shall be treated as Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included in this definition.

Compensation paid or made available during such Limitation Year shall include amounts that would otherwise be included in Compensation but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k). or 457(b).

Compensation shall not include amounts paid as Compensation to a nonresident alien, as defined in Code Section 7701(b)(1)(B), who is not a Participant in the Plan to the extent the Compensation is excludible from gross income and is not effectively connected with the conduct of a trade or business within the United States.

Subtype 110218	7 000134	4-44654

Defined Contribution Dollar Limitation means, effective for Limitation Years beginning after December 31, 2001, $40,000, automatically adjusted under Code Section 415(d), effective January 1 of each year, as published in the Internal Revenue Bulletin. The new limitation shall apply to Limitation Years ending with or within the calendar year of the date of the adjustment, but a Participant’s Annual Additions for a Limitation Year cannot exceed the currently applicable dollar limitation (as in effect before the January 1 adjustment) prior to January 1. However, after a January 1 adjustment is made. Annual Additions for the entire Limitation Year are permitted to reflect the dollar limitation as adjusted on January 1.

Employer means the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c), as modified, except in the case of a brother-sister group of trades or businesses under common control, by Code Section 415(h)), or affiliated service groups (as defined in Code Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to Code Section 414(o).

Limitation Year means the consecutive 12-month period defined in the CONTRIBUTION LIMITATION SECTION of Article III that was struck by this amendment. If the Limitation Year is other than the calendar year, execution of this Plan (or any amendment to this Plan changing the Limitation Year) constitutes the Employer’s adoption of a written resolution electing the Limitation Year. If the Limitation Year is amended to a different consecutive 12-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

Maximum Annual Addition means, for Limitation Years beginning on or after January 1, 2002, except for catch-up contributions described in Code Section 414{v), the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year. This amount shall not exceed the lesser of:

(1)	The Defined Contribution Dollar Limitation, or

(2)	100 percent of the Participant’s Compensation for the Limitation Year.

A Participant’s Compensation for a Limitation Year shall not include Compensation in excess of the limitation under Code Section 401(a)(17) that is in effect for the calendar year in which the Limitation Year begins.

The compensation limitation referred to in (2) shall not apply to an individual medical benefit account (as defined in Code Section 415(1), or a post-retirement medical benefits account for a key employee (as defined in Code Section 419A(d)(1)).

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different consecutive 12-month period, the Maximum Annual Addition will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

Number of months (including any fractional parts of a month)

in the short Limitation Year

12

If the Plan is terminated as of a date other than the last day of the Limitation Year, the Plan is treated as if the Plan was amended to change the Limitation Year and create a short Limitation Year ending on the date the Plan is terminated.

Subtype 110218	8 000134	4-44654

If a short Limitation Year is created, the limitation under Code Section 401(a)(17) shall be prorated in the same manner as the Defined Contribution Dollar Limitation.

Predecessor Employer means, with respect to a Participant, a former employer if the Employer maintains a plan that provides a benefit which the Participant accrued while performing services for the former employer. Predecessor Employer also means, with respect to a Participant, a former entity that antedates the Employer if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.

Severance from Employment means an employee has ceased to be an employee of the Employer maintaining the plan. An employee does not have a Severance from Employment if, in connection with a change of employment, the employee’s new employer maintains the plan with respect to the employee.

(b)	If the Participant does not participate in another defined contribution plan, as defined in section 1.415(c)-1(a)(2)(i) of the regulations (without regard to whether the plan(s) have been terminated) maintained by the Employer, the amount of Annual Additions that may be credited to the Participant’s Account for any Limitation Year shall not exceed the lesser of the Maximum Annual Addition or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Annual Addition, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Annual Addition.

(c)	If, in addition to this Plan, the Participant is covered under another defined contribution plan, as defined in section 1.415(c)-1(a)(2)(i) of the regulations, (without regard to whether the plan(s) have been terminated) maintained by the Employer that provides an Annual Addition during any Limitation Year, the Annual Additions that may be credited to a Participant’s Account under this Plan for any such Limitation Year will not exceed the Maximum Annual Addition, reduced by the Annual Additions credited to a Participant’s account under the other defined contribution plan(s) for the same Limitation Year. If the Annual Additions with respect to the Participant under the other defined contribution plan(s) maintained by the Employer are less than the Maximum Annual Addition, and the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Annual Addition. If the Annual Additions with respect to the Participant under the other defined contribution plan(s) in the aggregate are equal to or greater than the Maximum Annual Addition, no amount will be contributed or allocated to the Participant’s Account under this Plan for the Limitation Year.

(d)	The limitation of this section shall be determined and applied taking into account the rules in subparagraph (e) below.

Subtype 110218	9 000134	4-44654

(e)	Other Rules

(1)	Aggregating Plans. For purposes of applying the limitations of this section for a Limitation Year, all defined contribution plans (as defined in section 1.415(c)-1(a)(2)(i) of the regulations and without regard to whether the plan(s) have been terminated) ever maintained by the Employer and all defined contribution plans of a Predecessor Employer (in the Limitation Year in which such Predecessor Employer is created) under which a Participant receives Annual Additions are treated as one defined contribution plan.

(2)	Break-up of Affiliated Employers. The Annual Additions under a formerly affiliated plan (as defined in section 1.415(f)-1(b)(2)(ii) of the regulations) of the Employer are taken into account for purposes of applying the limitations of this section for the Limitation Year in which the cessation of affiliation took place.

(3)	Previously Unaggregated Plans. The limitations of this section are not exceeded for the first Limitation Year in which two or more existing plans, which previously were not required to be aggregated pursuant to section 1.415(f) of the regulations, are aggregated, provided that no Annual Additions are credited to a Participant after the date on which the plans are required to be aggregated if the Annual Additions already credited to the Participant in the existing plans equal or exceed the Maximum Annual Addition.

(4)	Aggregation with Multiemployer Plan. If the Employer maintains a multiemployer plan, as defined in Code Section 414(f), and the multiemployer plan so provides, only the Annual Additions under the multiemployer plan that are provided by the Employer shall be treated as Annual Additions provided under a plan maintained by the Employer for purposes of this section.

EXCESS AMOUNTS

This section modifies the EXCESS AMOUNTS SECTION of Article III, if applicable.

Modification of the Definition of CONTRIBUTION PERCENTAGE. The definition of Contribution Percentage is modified effective as of the first day of the first Plan Year beginning on or after July 1, 2007 as follows:

If the Plan Year and Limitation Year (as defined in the CONTRIBUTION LIMITATION SECTION of Article III) are the same, Compensation for the Plan Year shall include amounts earned but not paid during the Plan Year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next Plan Year, the amounts are included on a uniform and consistent oasis with respect to all similarly situated Employees, and no Compensation is included in more than one Plan Year.

The final regulations allow this modification if the plan sponsor so chooses. This is an optional change that is allowed but is not required by the final regulations. Mark the box below if this modification is not to apply:

☐	Such amounts shall not be included.

Subtype 110218	10 000134	4-44654

AMENDMENTS TO SECTION 1.411(d)-3 OF THE REGULATIONS

The provisions of the following section are effective for Plan Years beginning on or after January 1, 2007.

AMENDMENTS

This section modifies the AMENDMENTS SECTION of Article X, by striking the last sentence in the third paragraph and by striking the last paragraph in such section and substituting in lieu thereof the following:

An amendment shall not decrease a Participant’s vested interest in the Plan. If an amendment to the Plan (a deemed amendment in the case of a change in top-heavy status of the Plan, if applicable) changes the computation of the percentage used to determine that portion of a Participant’s Account attributable to Employer Contributions which is nonforfeitable (whether directly or indirectly), in the case of an Employee who is a Participant as of the later of the date such amendment or change is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s right to his Account attributable to Employer Contributions shall not be less than the percentage computed under the Plan without regard to such amendment or change. Furthermore, each Participant or former Participant

(c)	who has completed at least three Years of Service on the date the election period described below ends (five Years of Service if the Participant does not have at least one Hour of Service in a Plan Year beginning after December 31, 1988) and

(d)	whose nonforfeitable percentage will be determined on any date after the date of the change may elect, during the election period, to have the nonforfeitable percentage of his Account that results from Employer Contributions determined without regard to the amendment. This election may not be revoked. If after the Plan is changed, the Participant’s nonforfeitable percentage will at all times be as great as it would have been if the change had not been made, no election needs to be provided. The election period shall begin no later than the date the Plan amendment is adopted (deemed adopted in the case of a change in the top-heavy status of the Plan, if applicable) and end no earlier than the 60th day after the latest of the date the amendment is adopted (deemed adopted, if applicable) or becomes effective, or the date the Participant is issued written notice of the amendment (deemed amendment, if applicable) by the Employer or the Plan Administrator.

For an amendment adopted after August 9, 2006, with respect to a Participant’s Account attributable to Employer Contributions accrued as of the later of the adoption or effective date of the amendment and earnings, the vested percentage of the Participant will be the greater of the vested percentage under the old vesting schedule or the vested percentage under the new vesting schedule.

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly therein. All other provisions of the Plan remain unchanged and controlling.

Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an Inactive Participant.

Signing this amendment, the undersigned, as plan sponsor, has made the decision to adopt this plan amendment. The undersigned is acting in reliance on their own discretion and on the legal and tax advice of their own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.

Subtype 110218	11 000134	4-44654

Signed this 18th day of December 2007.

For the Employer

By:
President/CEO
Title

Subtype 110218	12 000134	4-44654